                            ASSET EXCHANGE AGREEMENT

                                     BETWEEN

                        BENEDEK BROADCASTING CORPORATION
                                       AND
                           BENEDEK LICENSE CORPORATION

                                       AND

                              AK MEDIA GROUP, INC.









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




                        TABLE OF CONTENTS

                                                                                                         Page


         1.   Definitions...................................................................................1

         2.   Exchange of Assets............................................................................3
                2.1     KKTV Assets.........................................................................3
                2.2     KCOY Assets.........................................................................5
                2.3     Excluded KKTV Assets................................................................7
                2.4     Excluded KCOY Assets................................................................7
                2.5     Transfer of Assets..................................................................8
                2.6     Non-Assignable Assets...............................................................8

         3.   Assumption of Liabilities.....................................................................9
                3.1     Assumed Liabilities.................................................................9
                3.2     Instruments of Assumption..........................................................10
                3.3     Excluded KKTV Liabilities..........................................................10
                3.4     Excluded KCOY Liabilities..........................................................11

         4.   Closing Payment; Allocation..................................................................12
                4.1     Closing Payment....................................................................12
                4.2     Closing Adjustments................................................................12
                4.3     Allocation of Purchase Price.......................................................12

         5.   Closing......................................................................................12
                5.1     Time of Closing....................................................................12
                5.2     Time Brokerage Agreements..........................................................13

         6.   Governmental Consents........................................................................13
                6.1     FCC Consent........................................................................13
                6.2     Hart-Scott-Rodino..................................................................13
                6.3     Other Governmental Consents........................................................14

         7.   Representations and Warranties of AKMG.......................................................14
                7.1     Organization and Standing..........................................................14
                7.2     Power and Authority................................................................14
                7.3     No Conflicts.......................................................................14
                7.4     Government Approval................................................................15
                7.5     Validity...........................................................................15
                7.6     Financial Statements...............................................................15
                7.7     No Changes.........................................................................16
                7.8     Taxes..............................................................................16
                7.9     Contracts..........................................................................17
                7.10    Real Estate........................................................................18
                7.11    Personal Property..................................................................19
                7.12    Intellectual Property..............................................................19
                7.13    Insurance..........................................................................20
                7.14    Litigation.........................................................................20
                7.15    Compliance with Law................................................................20
                7.16    Labor..............................................................................20
                7.17    Employees..........................................................................21
                7.18    Pension Plans......................................................................21
                7.19    Environmental Warranties...........................................................22
                7.20    Accuracy of Information............................................................24

         8.   Representations and Warranties of Benedek....................................................24
                8.1     Organization and Standing..........................................................24


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
                8.2     Power and Authority................................................................24
                8.3     No Conflicts.......................................................................24
                8.4     Government Approval................................................................25
                8.5     Validity...........................................................................25
                8.6     Financial Statements...............................................................25
                8.7     No Changes.........................................................................25
                8.8     Taxes..............................................................................26
                8.9     Contracts..........................................................................27
                8.10    Real Estate........................................................................28
                8.11    Personal Property..................................................................29
                8.12    Intellectual Property..............................................................29
                8.13    Insurance..........................................................................30
                8.14    Litigation.........................................................................30
                8.15    Compliance with Law................................................................30
                8.16    Labor..............................................................................30
                8.17    Employees..........................................................................31
                8.18    Pension Plans......................................................................31
                8.19    Environmental Warranties...........................................................32
                8.20    Accuracy of Information............................................................33

         9.   Certain Covenants and Agreements.............................................................33
                9.1     Control of the Stations............................................................33
                9.2     Access.............................................................................33
                9.3     Interim Operations.................................................................34
                9.4     Employees of the Stations..........................................................35
                9.5     Compliance.........................................................................35
                9.6     Compliance with Laws...............................................................35
                9.7     No Solicitation....................................................................35
                9.8     Payment of Taxes...................................................................36
                9.9     FCC Consent........................................................................36
                9.10    Time Brokerage Agreements..........................................................36

         10.  Conditions of Closing........................................................................36
                10.1    Obligation of Benedek to Close.....................................................36

                          10.1.1    Representations........................................................36
                          10.1.2    Covenants..............................................................36
                          10.1.3    No Injunction..........................................................37
                          10.1.4    Consents...............................................................37
                          10.1.5    KKTV FCC Licenses......................................................37
                          10.1.6    Governmental Consents..................................................37
                          10.1.7    Instruments of Transfer................................................37
                          10.1.8    Assumption Agreements..................................................37
                          10.1.9    Books of Account.......................................................37
                          10.1.10   Resolutions............................................................38
                          10.1.11   Opinions of Counsel to AKMG............................................38
                          10.1.12   Hart-Scott-Rodino Compliance...........................................38
                          10.1.13   Environmental Condition................................................38
                          10.1.14   Further Documents......................................................38
                10.2    Obligation of AKMG to Close........................................................38
                          10.2.1    Representations........................................................38
                          10.2.2    Covenants..............................................................39
                          10.2.3    No Injunction..........................................................39
                          10.2.4    Consents...............................................................39
                          10.2.5    KCOY FCC Licenses......................................................39
                          10.2.6    Governmental Consents..................................................39
                          10.2.7    Instruments of Transfer................................................39
                          10.2.8    Assumption Agreements..................................................39
                          10.2.9    Books of Account.......................................................40

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

                          10.2.10   Resolutions............................................................40
                          10.2.11   Opinion of Counsels to Benedek.........................................40
                          10.2.12   Hart-Scott-Rodino......................................................40
                          10.2.13   Environmental Condition................................................40
                          10.2.14   Further Documents......................................................40
                          10.2.15   Receipt of Purchase Price Payable at Closing...........................40

         11.  Remedies for Breach..........................................................................40
                11.1    Declining to Close.................................................................41
                11.2    Election to Close..................................................................41
                11.3    Remedies Cumulative................................................................41

         12.  Termination Rights...........................................................................41

         13.  Indemnification of the Parties...............................................................41
                13.1    Indemnification by AKMG............................................................41
                13.2    Indemnification by Benedek.........................................................42
                13.3    Procedures.........................................................................42
                13.4    Limitation.........................................................................43
                13.5    Survival of Representations and Warranties.........................................43

         14.  Brokers......................................................................................43

         15.  Miscellaneous................................................................................43
                15.1    Entire Agreement...................................................................43
                15.2    Notices............................................................................43
                15.3    Public Announcement................................................................44
                15.4    No Waiver..........................................................................45
                15.5    Governing Law......................................................................45
                15.6    Consent to Jurisdiction............................................................45
                15.7    Expenses...........................................................................45
                15.8    Binding Agreement..................................................................45
                15.9    Headings...........................................................................45
                15.10   Counterparts.......................................................................45



                                      (iii)








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                                    SCHEDULES

Schedule Number                                    Description
---------------                                    ------------
1.9                                                AKMG's & Benedek's Knowledge

2.1.12                                             Other KKTV Assets

2.2.12                                             Other KCOY Assets

2.3                                                Excluded KKTV Assets

2.4                                                Excluded KCOY Assets

3.3.7                                              Excluded KKTV Contracts

3.4.7                                              Excluded KCOY Contracts

4.3                                                Allocation

7.3                                                AKMG Conflicts

7.4                                                KKTV FCC Licenses

7.6                                                KKTV Financial Statements

7.7                                                No Changes

7.8                                                Taxes

7.9                                                KKTV Contracts

7.9.4                                              KKTV Trade-Out Balance

7.10                                               KKTV Real Property

7.11                                               KKTV Personal Property

7.12                                               KKTV Intellectual Property

7.13                                               KKTV Insurance

7.14                                               KKTV Litigation

7.16                                               KKTV Labor

7.17                                               KKTV Employees

7.18                                               KKTV Employee Plans


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
8.3                                                Benedek Conflicts

8.4                                                KCOY FCC Licenses

8.6                                                KCOY Financial Statements

8.7                                                No Changes

8.8                                                Taxes

8.9                                                KCOY Contracts

8.9.4                                              KCOY Trade-Out Balance

8.10                                               KCOY Real Property

8.11                                               KCOY Personal Property

8.12                                               KCOY Intellectual Property

8.13                                               KCOY Insurance

8.14                                               KCOY Litigation

8.16                                               KCOY Labor

8.17                                               KCOY Employees

8.18                                               KCOY Employee Plans

10.1.4                                             AKMG Required Consents

10.2.4                                             Benedek Required Consents

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                                    EXHIBITS

Exhibit                                            Description
-------                                            ------------
    A                                              Form of KKTV Time Brokerage Agreement

    B                                              Form of KCOY Time Brokerage Agreement

    C-1                                            Form of Opinion of Counsel to AKMG

    C-2                                            Form of Opinion of FCC Counsel to AKMG

    C-3                                            Form of Opinion of Local Counsel to AKMG

    D-1                                            Form of Opinion of Counsel to Benedek

    D-2                                            Form of Opinion of FCC Counsel to Benedek

    D-3                                            Form of Opinion of Local Counsel to Benedek

                                      (vi)








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                             INDEX TO DEFINED TERMS

Term                                               Location
------                                             ---------
"Affiliate"                                        Section 1.1
"Agreement"                                        Section 1.2
"AKMG"                                             Page 1, paragraph 1
"Assumed KCOY Liabilities"                         Section 3.1.2
"Assumed KKTV Liabilities"                         Section 3.1.1
"Benedek"                                          Page 1, paragraph 1
"BLC"                                              Page 1, paragraph 1
"CBS"                                              Section 2.1.4
"CERCLA"                                           Section 7.19.2.1
"CERCLIS"                                          Section 7.19.7
"Closing"                                          Section 5
"Closing Date"                                     Section 5.1
"Closing Payment"                                  Section 4.1
"COBRA"                                            Section 7.18.6
"Code"                                             Page 1, 3rd WHEREAS
"control"                                          Section 1.1.1
"Employee Plans"                                   Section 7.18
"Environmental Laws"                               Section 7.19.1
"ERISA"                                            Section 1.3
"ERISA Affiliate"                                  Section 1.4
"Excluded KCOY Assets"                             Section 2.4
"Excluded KCOY Contracts"                          Section 3.4.7
"Excluded KCOY Records"                            Section 2.4.3
"Excluded KKTV Assets"                             Section 2.3
"Excluded KKTV Contracts"                          Section 3.3.7
"Excluded KKTV Records"                            Section 2.3.4
"FCC"                                              Page 1, 1st WHEREAS
"FCC Applications"                                 Section 6.1.1
"FCC Consents"                                     Section 1.5
"Final Orders"                                     Section 1.6
"GAAP"                                             Section 1.7
"Hazardous Material"                               Section 7.19.2
"hazardous substance"                              Section 7.19.2.1
"hazardous waste"                                  Section 7.19.2.2
"herein"                                           Section 1.2
"hereof"                                           Section 1.2
"hereunder"                                        Section 1.2
"HSR Act"                                          Section 6.2
"including"                                        Section 1.15.4

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
Term                                               Location
-----                                              ------------
"Information Technology"                           Section 1.8
"Injured Party"                                    Section 13.3
"Internal Revenue Service"                         Section 4.3
"KCOY"                                             Page 1, 1st WHEREAS
"KCOY Assets"                                      Section 2.2
"KCOY Financial Statements"                        Section 8.6
"KCOY Leases"                                      Section 8.10
"KKTV"                                             Page 1, 2nd WHEREAS
"KKTV Assets"                                      Section 2.1
"KKTV Financial Statements"                        Section 7.6
"KKTV Leases"                                      Section 7.10
"knowledge"                                        Section 1.9
"Lien"                                             Section 1.10
"Losses"                                           Section 13.1
"Material Adverse Effect"                          Section 1.12
"or"                                               Section 1.15.3
"Other Party"                                      Section 13.3
"Parties"                                          Page 1, paragraph 1
"Party"                                            Page 1, paragraph 1
"Person"                                           Section 1.13
"Station"                                          Page 1, 2nd WHEREAS
"Stations"                                         Page 1, 2nd WHEREAS
"Time Brokerage Agreement"                         Section 1.11
"Trade Rights"                                     Section 7.12
"trade-out agreements"                             Section 3.1.1
"Transferred Assets"                               Section 2.2
"Year 2000 Compliant"                              Section 1.14


                                      (viii)








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                            ASSET EXCHANGE AGREEMENT

         AGREEMENT dated this 30th day of December, 1998, between BENEDEK BROADCASTING CORPORATION ("Benedek") and BENEDEK LICENSE CORPORATION ("BLC"), each a Delaware corporation having its principal place of business at 100 Park Avenue, Rockford, Illinois 61101, and AK MEDIA GROUP, INC., a Washington corporation having its principal place of business at 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101 ("AKMG") (Benedek and AKMG being each referred to herein as a "Party" and collectively referred to herein as the "Parties").

                              W I T N E S S E T H :

         WHEREAS, Benedek and its wholly-owned direct subsidiary BLC own and operate television station KCOY(TV), Channel 12, Santa Maria, California and its auxiliary facilities ("KCOY") pursuant to licenses issued by the Federal Communications Commission (the "FCC"); and

         WHEREAS, AKMG owns and operates television station KKTV(TV), Channel 11, Colorado Springs, Colorado and its auxiliary facilities ("KKTV") pursuant to licenses issued by the FCC (KCOY and KKTV being each referred to herein as a "Station" and collectively referred to herein as the "Stations"); and

         WHEREAS, Benedek desires to exchange all of the KCOY Assets (as hereinafter defined) and Assumed KCOY Liabilities (as hereinafter defined) for the KKTV Assets (as hereinafter defined) and the Assumed KKTV Liabilities (as hereinafter defined), and AKMG also desires to make such exchange, in each case as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and in each case upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, contemporaneously with the execution of this Agreement, AKMG and Benedek are entering into Time Brokerage Agreements (as herein defined) with respect to certain aspects of the operation of the Stations between the date hereof and the Closing Date (as herein defined).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Definitions. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

                 1.1 The term "Affiliate" means, with respect to a Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of the foregoing definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                 1.2 The term "Agreement" means this agreement, including the Schedules and all Exhibits hereto, as the same may be amended or otherwise modified from time to time, and the terms "herein", "hereof", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision hereof.

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                 1.3 The term "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder.

                 1.4 The term "ERISA Affiliate" shall mean with respect to a Party, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with such Party, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code.

                 1.5 The term "FCC Consents" means action by the FCC granting its consent to the assignment of the KKTV FCC Licenses to BLC and action by the FCC granting its consent to the assignment of the KCOY FCC Licenses to AKMG, as contemplated by this Agreement.

                 1.6 The term "Final Orders" means written actions or orders issued by the FCC, setting forth the FCC Consents and (a) which have not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which no requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the periods provided by statute or FCC regulations for filing of any such requests for administrative or judicial review, reconsideration, appeal or stay or for the FCC to set aside the actions on its own motion have expired.

                 1.7 The term "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                 1.8 "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized or software system(s) that are used or relied on by a Party in the conduct of the business of its Station.

                 1.9 The term "knowledge" or similar words shall be deemed to mean the actual personal knowledge as of the date specified or if no such date is specified, as of the Closing Date, of each Party's officers, directors and employees identified on Schedule 1.9 attached hereto.

                 1.10 The term "Lien" means any charge, claim, lien, mortgage, obligation, pledge, security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

                 1.11 The term "Material Adverse Effect" means, with respect to a Station, a material adverse effect upon the business, operations, assets or financial condition of such Station.

                 1.12 The term "Person" shall include an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization or association and a governmental agency.

                 1.13 The term "Time Brokerage Agreements" means (i) the Time Brokerage Agreement of even date herewith between AKMG, as owner, and Benedek, as programmer, with respect to KKTV in

                                        2

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the form of Exhibit A annexed hereto and (ii) the Time Brokerage Agreement of even date herewith between Benedek, as owner, and AKMG, as programmer, with respect to KCOY in the form of Exhibit B annexed hereto.

                 1.14 The term "Year 2000 Compliant" means that Information Technology is designed to be used prior to, during and after the calendar year 2000 A.D., and that Information Technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

                 1.15 Unless the context otherwise requires:

                      1.15.1 a term has the meaning assigned to it;

                      1.15.2 an accounting term not otherwise defined has the meaning assigned to it in accordance GAAP and all accounting calculations will be determined in accordance with such principles;

                      1.15.3 "or" is not exclusive;

                      1.15.4 "including" means including without limitation; and

                      1.15.5 words in the singular include the plural and words in the plural include the singular as the context may require.

         2.      Exchange of Assets.

                 2.1 KKTV Assets. On the terms and subject to the conditions of this Agreement, at the Closing AKMG shall transfer, convey, assign and deliver to Benedek (or, with respect to the assets described in Section 2.1.1 below, to BLC) all of the right, title and interest in and to all assets, properties and rights of others, of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed exclusively with respect to KKTV (excluding only the Excluded KKTV Assets as specified in Section 2.3 below) (the "KKTV Assets"), as the same shall exist at and as of the Closing Date, including, without limitation, the following:

                      2.1.1 all rights in and to the licenses, permits and other authorizations issued by any governmental authority and held by AKMG and used or intended for exclusive use in the conduct of the business and operation of KKTV, including the KKTV FCC Licenses listed on Schedule 7.4 annexed hereto, together with any renewals, extensions or modification thereof and additions thereto between the date hereof and the Closing Date, the goodwill and other intangible personal property associated with or related to KKTV or the operation thereof, the business of KKTV as a going concern, and all of AKMG's rights in and to the call letters "KKTV";

                      2.1.2 all land, leaseholds and other interests of every kind and description in real property, buildings, towers, and antennae, and fixtures and improvements thereon as of the date hereof and used or held for exclusive use in connection with the business and operation of KKTV, including,


                                        3

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without limitation, those shown on Schedule 7.10 annexed hereto, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date;

                      2.1.3 all equipment, cameras, transmitters, antennas, office furniture and fixtures, office materials and supplies, tools, inventory, spare parts, and other tangible personal property of every kind and description, owned by it and used or intended for exclusive use in the conduct of the business and operation of KKTV, including the property listed on Schedule 7.11 annexed hereto, together with, to the extent permitted by this Agreement, any replacements thereof and additions thereto made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date which are permitted by this Agreement;

                      2.1.4 all leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining exclusively to KKTV to which AKMG is a party or in which AKMG has rights, listed on Schedule 7.9 annexed hereto, including the affiliation agreements with CBS Inc. ("CBS"), or not required by Section 7.9 hereof to be set forth on Schedule 7.9, and those leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining to KKTV entered into between the date hereof and the Closing Date in accordance with Section 9.3 hereof;

                      2.1.5 all orders and agreements now existing, or entered into in the ordinary course of business between the date hereof and the Closing Date, for the sale of advertising time on KKTV except those which on the Closing Date have already been filled or cancelled in accordance with Section 9.3 hereof or have expired;

                      2.1.6 all programs and programming materials and elements of whatever form or nature as of the date of this Agreement and used or held for use in connection with the business and operations of KKTV, whether recorded on tape or any other substance or intended of live performance, and whether completed or in production, and all related common-law and statutory copyrights owned by or licensed to AKMG and used in connection with the business and operations of KKTV, together with all such programs, materials, elements, and copyrights acquired by AKMG in connection with the business and operations of KKTV between the date hereof and the Closing Date, except those that expire or are cancelled in accordance with Section 9.3 hereof between the date hereof and the Closing Date;

                      2.1.7 all rights of AKMG in and to trade names, service marks, trademarks, trademark registrations and trademark applications, copyrights, copyright registrations and copyright applications, patents and patent applications, inventions, trade secrets, logos, slogans, jingles, proprietary processes, computer software and all other information, know-how and intellectual property rights and all licenses and other agreements relating to any of the foregoing to the extent the same relate exclusively to the business and operations of KKTV, including those listed on Schedule 7.9 annexed hereto;

                      2.1.8 all causes of action, judgments, claims, demands and other rights of AKMG of every kind or nature to the extent the same relate exclusively to the business and operations of KKTV, including, without limitation, claims under insurance policies;

                      2.1.9 all rights of AKMG relating to or arising out of or under express or implied warranties from suppliers with respect to the KKTV Assets;

                                        4

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                      2.1.10 except as provided in the Time Brokerage Agreement
pertaining to KKTV with respect to the proration of income and expenses, all prepaid expenses, advances and deposits, including prepaid film and programming expenses (it being understood that the consideration for the KKTV Assets includes payment for the contracts and commitments AKMG relating to film and programming and that no further payment to AKMG or proration shall be due in respect thereof) and all barter receivables arising in connection with trade-out agreements now existing or hereafter entered into in the ordinary course of business to the extent the same relate to the business and operations of KKTV;

                      2.1.11 all books and records, including, but not limited to, correspondence, employment records, production records, accounting records, property records, filings with the FCC, mailing lists, customer and vendor lists and other records and files of or relating exclusively to the business and operations of KKTV, other than the Excluded KKTV Records (as herein defined); provided, however, that such books and records shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by Benedek, at its expense, upon reasonable notice during normal business hours; and

                      2.1.12 those other assets, properties and rights described on Schedule 2.1.12 annexed hereto and made a part hereof.

                 2.2 KCOY Assets. On the terms and subject to the conditions of this Agreement, at the Closing Benedek shall transfer, convey, assign and deliver to AKMG all of the right, title and interest in and to all assets, properties and rights of others, of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed exclusively with respect to the KCOY (excluding only the Excluded KCOY Assets as specified in Section 2.4 below) (the "KCOY Assets"), as the same shall exist at and as of the Closing Date, including, without limitation, the following (the KCOY Assets and the KKTV Assets being collectively referred to herein as the "Transferred Assets"):

                      2.2.1 all rights in and to the licenses, permits and other authorizations issued by any governmental authority and held by Benedek and BLC and used or intended for exclusive use in the conduct of the business and operation of KCOY, including the KCOY FCC Licenses listed on Schedule 8.4 annexed hereto, together with any renewals, extensions or modification thereof and additions thereto between the date hereof and the Closing Date, the goodwill and other intangible personal property associated with or related to KCOY or the operation thereof, the business of KCOY as a going concern, and all of Benedek's rights in and to the call letters "KCOY";

                      2.2.2 all land, leaseholds and other interests of every kind and description in real property, buildings, towers, and antennae, and fixtures and improvements thereon owned by Benedek as of the date hereof and used or held for exclusive use in connection with the business and operation of KCOY, including, without limitation, those shown on Schedule 8.10 annexed hereto, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date;

                      2.2.3 all equipment, cameras, transmitters, antennas, office furniture and fixtures, office materials and supplies, tools, inventory, spare parts, and other tangible personal property of every kind and description, owned by it and used or intended for exclusive use in the conduct of the business and operation of KCOY, including the property listed on Schedule 8.11 annexed hereto, together with, to the extent permitted by this Agreement, any replacements thereof and additions thereto made between the date

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hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date which are permitted by this Agreement;

                      2.2.4 all leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining exclusively to KCOY to which Benedek is a party or in which Benedek has rights, listed on Schedule 8.9 annexed hereto, including the affiliation agreements with CBS or not required by
Section 8.9 hereof to be set forth on Schedule 8.9, and those leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements pertaining to KCOY entered into by a Party between the date hereof and the Closing Date in accordance with Section 9.3 hereof;

                      2.2.5 all orders and agreements now existing, or entered into in the ordinary course of business between the date hereof and the Closing Date, for the sale of advertising time on KCOY except those which on the Closing Date have already been filled or cancelled in accordance with Section 9.3 hereof or have expired;

                      2.2.6 all programs and programming materials and elements of whatever form or nature as of the date of this Agreement and used or held for exclusive use in connection with the business and operations of KCOY, whether recorded on tape or any other substance or intended of live performance, and whether completed or in production, and all related common-law and statutory copyrights owned by or licensed to Benedek and used in connection with the business and operations of KCOY, together with all such programs, materials, elements, and copyrights acquired by Benedek in connection with the business and operations of KCOY between the date hereof and the Closing Date, except those that expire or are cancelled in accordance with Section 9.3 hereof between the date hereof and the Closing Date;

                      2.2.7 all rights of Benedek in and to trade names, service marks, trademarks, trademark registrations and trademark applications, copyrights, copyright registrations and copyright applications, patents and patent applications, inventions, trade secrets, logos, slogans, jingles, proprietary processes, computer software and all other information, know-how and intellectual property rights and all licenses and other agreements relating to any of the foregoing to the extent the same relate to the business and operations of KCOY, including those listed on Schedule 8.9 annexed hereto;

                      2.2.8 all causes of action, judgments, claims, demands and other rights of Benedek of every kind or nature to the extent the same relate to the business and operations of KCOY, including, without limitation, claims under insurance policies;

                      2.2.9 all rights of Benedek relating to or arising out of or under express or implied warranties from suppliers with respect to the KCOY Assets;

                      2.2.10 except as provided in the Time Brokerage Agreement pertaining to KCOY with respect to the proration of income and expenses, all prepaid expenses, advances and deposits, including prepaid film and programming expenses (it being understood that the consideration for the KCOY Assets includes payment for the contracts and commitments of Benedek relating to film and programming and that no further payment to Benedek or proration shall be due in respect thereof) and all barter receivables arising in connection with trade-out agreements now existing or hereafter entered into in the ordinary course of business to the extent the same relate to the business and operations of KCOY;

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                      2.2.11 all books and records, including, but not limited
to, correspondence, employment records, production records, accounting records, property records, filings with the FCC, mailing lists, customer and vendor lists and other records and files of or relating to the business and operations of KCOY, other than the Excluded KCOY Records (as herein defined); provided, however, that such books and records shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by AKMG, at its expense, upon reasonable notice during normal business hours; and

                      2.2.12 those other assets, properties and rights described on Schedule 2.2.12 annexed hereto and made a part hereof.

                 2.3 Excluded KKTV Assets. Anything contained in Section 2.1 above to the contrary notwithstanding, AKMG shall not transfer, convey or assign to Benedek and the KKTV Assets shall not include the following (the "Excluded KKTV Assets"):

                      2.3.1 the Closing Payment delivered by Benedek to AKMG pursuant to this Agreement;

                      2.3.2 any cash or cash equivalents or money market instruments, including unprocessed checks, savings and checking accounts and other deposits, certificates of deposits, Treasury bills and other marketable securities of AKMG;

                      2.3.3 all of the outstanding accounts receivable of AKMG as of the date hereof arising out of the sale of advertising time on KKTV for cash;

                      2.3.4 AKMG's minute books and such other books and records (other than books and records specifically described in Section 2.1.11 hereof) as pertain to the organization, existence or ownership of AKMG; provided, however, that such books and records relating to KKTV shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by Benedek, at its expense, upon reasonable notice during normal business hours (the "Excluded KKTV Records");

                      2.3.5 Excluded KKTV Contracts (as herein defined) and contracts, commitments and agreements of AKMG to the extent the same relate solely to Excluded KKTV Assets and not to the operation of KKTV;

                      2.3.6 assets sold by AKMG after the date hereof and prior to the Closing Date in accordance with Section 9.3 hereof;

                      2.3.7 any refunds of Federal, state, local or other taxes, including, without limitation, income, property or sales taxes, or other taxes of any kind or description which relate to periods prior to the date hereof; and

                      2.3.8 those other assets, properties and rights listed on
Schedule 2.3 annexed hereto and made a part hereof.

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                 2.4 Excluded KCOY Assets. Anything contained in Section 2.2 above to the contrary notwithstanding, Benedek shall not transfer, convey or assign to AKMG and the KCOY Assets shall not include the following (the "Excluded KCOY Assets"):

                      2.4.1 any cash or cash equivalents or money market instruments, including unprocessed checks, savings and checking accounts and other deposits, certificates of deposits, Treasury bills and other marketable securities of Benedek;

                      2.4.2 all of the outstanding accounts receivable of Benedek as of the date hereof arising out of the sale of advertising time on KCOY for cash;

                      2.4.3 Benedek's minute books and such other books and records (other than books and records specifically described in Section 2.2.11 hereof) as pertain to the organization, existence or ownership of Benedek; provided, however, that such books and records relating to KCOY shall be maintained in existence for a period of three years following the Closing Date and shall be made available for inspection and duplication by AKMG, at its expense, upon reasonable notice during normal business hours (the "Excluded KCOY Records");

                      2.4.4 Excluded KCOY Contracts (as herein defined) and contracts, commitments and agreements of Benedek to the extent the same relate solely to Excluded KCOY Assets and not to the operation of KCOY;

                      2.4.5 assets sold by Benedek after the date hereof and prior to the Closing Date in accordance with Section 9.3 hereof;

                      2.4.6 any refunds of Federal, state, local or other taxes, including, without limitation, income, property or sales taxes, or other taxes of any kind or description which relate to periods prior to the date hereof; and

                      2.4.7 those other assets, properties and rights listed on
Schedule 2.4 annexed hereto and made a part hereof.

                 2.5 Transfer of Assets. The transfer of the Transferred Assets as herein contemplated shall be made by the Parties, free and clear of all Liens other than Liens set forth on Schedules 7.10, 7.11, 8.10 and 8.11 hereto and not required to be discharged on or prior to the Closing Date pursuant to the terms of this Agreement and except only those assumed by each Party pursuant to
Section 3 below. The transfer of the Transferred Assets shall be effected by delivery by the Parties of such bills of sale, endorsements, assignments, drafts, checks, deeds, affidavits of title and other instruments of transfer, conveyance and assignment, including customary deeds with respect to real property to be conveyed hereunder, as shall be necessary or appropriate to transfer, convey and assign the KCOY Assets to AKMG and the KKTV Assets to Benedek on the Closing Date as contemplated by this Agreement and as shall be reasonably requested by the Parties. The conveyancing documents shall be in form and substance reasonably satisfactory to the Parties. Each Party shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the other Party to transfer, convey, assign and deliver to the other Party or to aid and assist the other Party in collecting and reducing to possession, any and all of the respective Transferred Assets, or to vest in each Party good, valid and marketable title to such Transferred Assets.

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                 2.6 Non-Assignable Assets. Anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement or an attempted agreement to transfer or assign any contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the assignee Party thereunder. Each Party shall, between the date hereof and the Closing Date, use their respective best efforts to obtain the consent of any party or parties to any such contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements to which it is a party to the transfer or assignment thereof by such Party to the other Party hereunder in all cases in which such consent is required for transfer or assignment; provided, that such efforts shall not require the payment of any consideration by the Parties other than as expressly provided for in this Agreement. If after a Party has used its best efforts to obtain the consent of any such other party to such contract, license, lease, commitment, sales order, purchase order or other agreement, such consent shall not be obtained at or prior to the Closing, or an attempted assignment thereof at the Closing would be ineffective and would affect the rights of the assignee Party thereunder, the Parties will cooperate with each other in any reasonable arrangement designed to provide for the assignee Party the benefits under any such contract, license, lease, commitment, sales order, purchase order or other agreement, including the enforcement, at the cost and for the benefit of the assignee Party, of any and all rights of the transferring Party against such other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. The foregoing shall not limit, waive or otherwise affect each Party's right to not close the transactions contemplated by this Agreement to the extent the receipt of any consent to the transfer or assignment of any contract, license, lease, commitment, sales order, purchase order or other agreement is a condition to the obligation of such Party to close hereunder.

         3.      Assumption of Liabilities.

                 3.1 Assumed Liabilities. Subject to the terms and conditions of this Agreement and the performance by the parties hereto of their respective obligations hereunder, on the Closing Date, simultaneously with the transfer, conveyance and assignment by AKMG to Benedek of the KKTV Assets and the transfer, conveyance and assignment by Benedek to AKMG of the KCOY Assets:

                          3.1.1 Benedek shall assume or otherwise be liable for,
subject to the limitations contained herein, the liabilities and obligations of AKMG (collectively, the "Assumed KKTV Liabilities") under the following items:
(i) contracts, agreements and commitments set forth on Schedule 7.9, other than Excluded KKTV Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (ii) contracts, agreements and commitments in existence on the date hereof and not required by Section 7.9 hereof to be set forth on Schedule 7.9, other than Excluded KKTV Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iii) contracts, agreements and commitments with customers and advertising agencies accepted in the ordinary course of business for the sale of advertising time on KKTV for cash, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iv) contracts, agreements and commitments of the type set forth in (i), (ii) or (iii) above, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, to which AKMG becomes a party in the ordinary course of business subsequent to the date of this Agreement and prior to the Closing Date, which (a) are not performed or discharged prior to the Closing Date, (b) are permitted to be entered into by AKMG under the terms and conditions of this Agreement and (c) are effectively assigned and transferred to Benedek as contemplated herein; provided, however, that Benedek shall not be obligated to assume any contract, agreement or commitment with respect to programming for KKTV entered into after the date hereof without Benedek's prior written consent and, further provided,

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however, that Benedek shall not assume any accrued payable in respect of any such contract, agreement or commitment and (v) agreements with customers and advertising agencies accepted in the ordinary course of business and reflected on Schedule 7.9 or entered into after the date hereof in accordance with Section
9.3 hereof for the sale of advertising time in exchange for goods and services ("trade-out agreements") (film and program barter agreements shall not be included within the definition of trade-out agreements); and

                      3.1.2 AKMG shall assume or otherwise be liable for, subject to the limitations contained herein, the liabilities and obligations of Benedek (collectively, the "Assumed KCOY Liabilities") under the following items: (i) contracts, agreements and commitments set forth on Schedule 8.9 hereof, other than Excluded KCOY Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (ii) contracts, agreements and commitments in existence on the date hereof and not required by
Section 8.9 hereof to be set forth on Schedule 8.9, other than Excluded KCOY Contracts, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iii) contracts, agreements and commitments with customers and advertising agencies accepted in the ordinary course of business for the sale of advertising time on KCOY for cash, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, (iv) contracts, agreements and commitments of the type set forth in (i), (ii) or (iii) above, to the extent the liabilities and obligations thereunder arise on or after the Closing Date, to Benedek becomes a party in the ordinary course of business subsequent to the date of this Agreement and prior to the Closing Date, which
(a) are not performed or discharged prior to the Closing Date, (b) are permitted to be entered into by Benedek under the terms and conditions of this Agreement and (c) are effectively assigned and transferred to AKMG as contemplated herein; provided, however, that AKMG shall not be obligated to assume any contract, agreement or commitment with respect to programming for KCOY entered into after the date hereof without AKMG's prior written consent and, further provided, however, that AKMG shall not assume any accrued payable in respect of any such contract, agreement or commitment and (v) trade-out agreements with customers and advertising agencies accepted in the ordinary course of business and reflected on Schedule 8.9 or entered into after the date hereof in accordance with Section 9.3 hereof.

                 3.2 Instruments of Assumption. The assumption by Benedek of the Assumed KKTV Liabilities and the assumption by AKMG of the Assumed KCOY Liabilities shall be effected by such instruments of assumption delivered to the other Party on the Closing Date as shall be reasonably satisfactory to the Parties. Each Party shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of assumption and do all such further acts and things as may be reasonably requested by the other Party to implement the assumption of each such liability and obligation. The assumption by Benedek of the Assumed KKTV Liabilities and the assumption by AKMG of the Assumed KCOY Liabilities shall in no way expand the rights or remedies of third parties against such Party as compared to the rights and remedies which the third parties would have had against the such Party had this Agreement not been consummated.

                 3.3 Excluded KKTV Liabilities. Benedek does not and shall not assume, pay, perform or discharge any liabilities or obligations of AKMG, other than the Assumed KKTV Liabilities and, without limiting the foregoing, it is expressly agreed by the Parties that Benedek shall not assume or be liable for any of the following liabilities or obligations of AKMG:

                      3.3.1 liabilities or obligations of AKMG for borrowed money or to any of its shareholders or to any Person affiliated or associated therewith;

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                      3.3.2 liabilities or obligations of AKMG incurred with
respect to its entry into this Agreement or its consummation of any of the transactions contemplated hereunder (including, without limitation, AKMG's legal and accounting fees);

                      3.3.3 liabilities or obligations for Federal, state, local or other taxes, including, without limitation, corporate income taxes, property or sales or use taxes or reports, or other taxes of any kind or description, in each case which relate to periods prior to the Closing;

                      3.3.4 any pension, retirement, profit-sharing plan or trust or other employee benefit plan of AKMG;

                      3.3.5 subject to the KKTV Time Brokerage Agreement executed concurrently herewith, any litigation, proceeding, or claim by any Person to the extent relating to the business or operation of or otherwise relating to KKTV prior to the Closing, whether or not such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the date hereof, including any litigation, proceeding or claim listed on
Schedule 7.14 hereto and any litigation, proceeding or claim pending or threatened as of the date hereof.

                      3.3.6 liabilities or obligations which may arise by reason of or with respect to the dissolution or liquidation of AKMG;

                      3.3.7 liabilities or obligations arising under or with respect to the contracts, agreements and commitments listed on Schedule 3.3.7 hereto (the "Excluded KKTV Contracts"); and

                      3.3.8 liabilities or obligations incurred by Benedek which violate any representation, warranty, covenant or agreement of AKMG contained herein or made in connection herewith.

                 3.4 Excluded KCOY Liabilities. AKMG does not and shall not assume, pay, perform or discharge any liabilities or obligations of Benedek, other than the Assumed KCOY Liabilities and, without limiting the foregoing, it is expressly agreed by the Parties that AKMG shall not assume or be liable for any of the following liabilities or obligations of Benedek:

                      3.4.1 liabilities or obligations of Benedek for borrowed money or to any of its shareholders or to any Person affiliated or associated therewith;

                      3.4.2 liabilities or obligations of Benedek incurred with respect to its entry into this Agreement or its consummation of any of the transactions contemplated hereunder (including, without limitation, Benedek's legal and accounting fees);

                      3.4.3 liabilities or obligations for Federal, state, local or other taxes, including, without limitation, corporate income taxes, property or sales or use taxes or reports, or other taxes of any kind or description, in each case which relate to periods prior to the Closing;

                      3.4.4 any pension, retirement, profit-sharing plan or trust or other employee benefit plan of Benedek;

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                      3.4.5 subject to the KCOY Time Brokerage Agreement
executed concurrently herewith, any litigation, proceeding, or claim by any Person to the extent relating to the business or operation of or otherwise relating to KCOY prior to the Closing, whether or not such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the Closing, including any litigation, proceeding or claim listed on Schedule
8.14 hereto and any litigation, proceeding or claim pending or threatened as of the Closing.

                      3.4.6 liabilities or obligations which may arise by reason of or with respect to the dissolution or liquidation of Benedek;

                      3.4.7 liabilities or obligations arising under or with respect to the contracts, agreements and commitments listed on Schedule 3.4.7 hereto (the "Excluded KCOY Contracts"); and

                      3.4.8 liabilities or obligations incurred by AKMG which violate any representation, warranty, covenant or agreement of Benedek contained herein or made in connection herewith.

         4.      Closing Payment; Allocation.

                 4.1 Closing Payment. AKMG and Benedek agree that the value of KKTV exceeds the value of KCOY by an amount equal to the Closing Payment (as herein defined). In addition to the conveyance of the KCOY Assets and the assumption of the Assumed KKTV Liabilities, Benedek shall also pay to AKMG the sum of Nine Million Dollars ($9,000,000) (the "Closing Payment") payable at the Closing by the wire transfer by Benedek to an account for the sole benefit of AKMG in immediately available funds.

                 4.2 Closing Adjustments. All income and expenses arising from the conduct of the business and operation of the Stations shall be prorated between the Parties in accordance with the Time Brokerage Agreements.

                 4.3 Allocation of Purchase Price. The Parties agree that they will use such asset values in calculating gain (if any) recognized under Treas. Reg. 'SS' 1.1031(j)-1(b)(3) with respect to each "exchange group" (as defined in Treas. Reg. 'SS' 1.1031(j)-1(b)(2)(i)), the "residual group" as (defined in Treas. Reg. 'SS' 1.1031(j)-1(b)(2)(iii)) (if any) and any properties transferred and received that are not within any "exchange group" or the "residual group" (if any) and will not take any position on any tax return inconsistent therewith. To the extent required by Section 1060 of the Code, the regulations thereunder and Treas. Reg. 'SS' 1.1031(d)-1T, each Party shall allocate, in accordance with the foregoing provisions, (a) the value of the consideration transferred by it to the consideration received by it for purposes of determining the tax basis of the property so received by it and (b) the value of the consideration received by it to the consideration transferred by it for purposes of determining the gain and loss (if any) with respect to the property so transferred. For purposes of the preceding sentence, the Parties shall use the value of properties transferred and received determined in accordance with
Schedule 4.3. To the extent an IRS Form 8594 is required to be filed under
Section 1060, the regulations thereunder and Treas. Reg. 'SS' 1.1031(d)-1T, the Parties agree to prepare and file on a timely basis with the Internal Revenue Service ("IRS") substantially identical IRS Forms 8594 using the values of properties transferred and received as determined by in accordance with Schedule 4.3, and shall not take any position on any tax return inconsistent therewith.

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         5.      Closing.

                 5.1 Time of Closing. The closing of this Agreement (the "Closing") shall take place at 10:00 a.m. Eastern Time on a date within ten days following (i) the date of public notice of the latter of the two FCC Consents, unless a petition to deny has been timely filed with respect to either FCC Application (as herein defined), in which event the date on which the latter of the two FCC Consents shall have become a Final Order (or if either such date is a Saturday, Sunday, or Federal holiday, on the next business day thereafter), and (ii) the date on which all other conditions to the obligations of the Parties hereunder shall have been satisfied or waived in writing. The Closing shall take place at the offices of Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036, or at such other place as may be agreed to by the Parties. The date of the Closing is hereinafter referred to as the "Closing Date."

                 5.2 Time Brokerage Agreements. On the date hereof, the Parties shall enter into the Time Brokerage Agreements, substantially in the form of Exhibits A and B attached hereto, with respect to KKTV and KCOY, respectively. Unless otherwise set forth herein, the Parties agree that the following matters relating to the Stations shall be governed in accordance with the Time Brokerage
Agreements: (i) employees; (ii) accounts receivables; (iii) prorations and adjustments of the income and expense of the Stations; and (iv) cash sales and trade agreements.

         6.      Governmental Consents.

                 6.1 FCC Consent. The exchange of the Station Licenses as contemplated by this Agreement is subject to the prior consent of the FCC.

                          6.1.1 Promptly after the execution of this Agreement,
the Parties shall proceed to prepare for filing with the FCC appropriate applications (the "FCC Applications") for consent to (i) the assignment from AKMG to BLC of the KKTV FCC Licenses and (ii) the assignment from BLC to AKMG of the KCOY FCC Licenses. The FCC Application for consent to the assignment from BLC to AKMG of the KCOY FCC Licenses shall include a request for a waiver of the FCC's duopoly policy, conditioned upon the outcome of the FCC's ownership proceedings. The FCC Applications shall be filed with the FCC as soon as practicable but in no event later than 10 days after the date hereof. The Parties shall thereafter prosecute the FCC Applications with all reasonable diligence and otherwise use their reasonable best efforts to obtain the grant of such application as expeditiously as practicable (but no party shall have any obligation to take any unreasonable steps to satisfy complainants, if any). If the FCC Consents impose any condition on any party hereto (other than a conditional waiver of the FCC's duopoly policy with respect to the assignment of the KCOY Licenses), such party shall use its reasonable best efforts to comply with such condition unless compliance would be unduly burdensome or would have a Material Adverse Effect upon it, its constituent partners, its parent corporation, or any of its or its parent corporation's subsidiaries or Affiliates, as appropriate. Each Party shall pay 50% of all filing fees payable with respect to all filings required by the FCC in connection with the transactions contemplated by this Agreement and made pursuant to this Section 6.1.1.

                          6.1.2 The transfer of the KKTV Assets and the KCOY
Assets hereunder is expressly conditioned upon the grant of the FCC Consents and compliance by the Parties hereto with the conditions (if any) imposed in such consent.

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                 6.2 Hart-Scott-Rodino. If applicable, the Parties will file as soon as reasonably practicable (but in any event within 30 days after the date of this Agreement) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any required notification and report forms with respect to the transactions contemplated hereunder pursuant to the Hart- Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Such notification and report forms will comply as to form with all requirements applicable thereto and all of the data and information reported in such forms shall be true, correct and complete in all material respects. The parties shall comply as promptly as practicable with all requests if any for additional information and documentary materials unless, in the reasonable opinion of counsel, such information or documentation, as the case may be, is not required to be produced. Such additional information and documentation will comply as to form with all requirements applicable thereto and will be true, correct and complete in all material respects and shall be promptly delivered. Each Party shall pay 50% of all filing fees payable with respect to all filings required by the HSR Act in connection with the transactions contemplated by this Agreement and made pursuant to this Section 6.2.

                 6.3 Other Governmental Consents. Promptly following the execution of this Agreement, the Parties will proceed to prepare and file with the appropriate governmental authorities and any other requests for approval or waiver that are required from governmental authorities in connection with the transactions contemplated hereby, and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

         7. Representations and Warranties of AKMG. In order to induce Benedek to enter into this Agreement and to perform its obligations hereunder, AKMG hereby makes the following representations and warranties to Benedek:

                 7.1 Organization and Standing. AKMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite power and authority, corporate or otherwise, to own, lease, use and operate its properties and assets at and in the places where such properties and assets are now owned, operated or leased and to transact its business where and as now conducted. AKMG is duly qualified to do business and is in good standing in each jurisdiction where it owns, leases or holds real property or conducts or operates its business, where the nature of its activities requires such qualification or where the failure to so qualify would have a Material Adverse Effect on the business or results of operations of KKTV. AKMG is the successor by merger to KKTV, Inc.

                 7.2 Power and Authority. AKMG has all requisite power and authority, corporate or otherwise, to enter into this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and the performance by AKMG of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action of AKMG and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby as valid and binding obligations of AKMG, enforceable in accordance with their terms.

                 7.3 No Conflicts. Except as set forth on Schedule 7.3 annexed hereto and made a part hereof, the execution and delivery of this Agreement, the Time Brokerage Agreements and the documents

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and instruments contemplated hereby and thereby, the consummation of the transactions contemplated hereby and the performance by AKMG of its obligations hereunder and thereunder:

                      7.3.1 do not and will not conflict with or violate any provision of the certificate of incorporation or bylaws of AKMG;

                      7.3.2 do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration or (whether after the giving of notice or lapse of time or both) result in the creation or imposition of any Lien on any of the KKTV Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which AKMG is a party or which is or purports to be binding upon AKMG or which affects or purports to affect any of the KKTV Assets; and

                      7.3.3 subject to the receipt of any governmental approvals required in connection with the transfer of the KKTV Assets to Benedek or BLC, do not and will not conflict with or result in a violation of or default under (with or without notice of the lapse of time or both) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any court, administrative agency or commission or other governmental authority or instrumentality.

                 7.4 Government Approval. AKMG is the holder of the KKTV FCC Licenses as set forth on Schedule 7.4 annexed hereto and made a part hereof, which constitute all necessary authorizations from the FCC to enable KKTV to broadcast and transmit the present television programming. Other than FCC rulemaking procedures of general applicability, there are no fines, forfeitures, notices of apparent liability, orders to show cause or any other administrative or judicial orders outstanding nor any proceedings pending or, to AKMG's knowledge, threatened, the effect of which would be the revocation, cancellation, non-renewal, suspension or adverse modification of the KKTV FCC Licenses or any adverse consequence for KKTV, and there does not exist any event which with notice or the passing of time or both could result in a fine, forfeiture, notice of apparent liability, order to show cause or any other administrative or judicial order or proceeding by the FCC, the effect of which would result in the revocation, cancellation, non-renewal, suspension or adverse modification of the KKTV FCC Licenses or any adverse consequences for KKTV. Since the date of its acquisition by AKMG, KKTV, including, without limitation, the technical equipment owned by AKMG relating to KKTV, has been operated in conformity with the KKTV FCC Licenses in all material respects and within the FCC rules, regulations and standards of performance in all material respects. Except as contemplated in Section 6 hereof, no action, approval consent, authorization or other action, including, but not limited to, any action, approval, consent or authorization by or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to AKMG for the due execution, delivery or performance by AKMG of this Agreement or any document or instrument contemplated hereby or in order to constitute this Agreement as a valid and binding obligation of AKMG. To the best knowledge of AKMG, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify AKMG as an assignee of KCOY FCC Licenses.

                 7.5 Validity. This Agreement and the Time Brokerage Agreements constitute, and the other documents and instruments contemplated hereby and thereby will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of AKMG, enforceable in accordance with their respective terms.

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                 7.6 Financial Statements. Annexed hereto as Schedule 7.6 and made a part hereof are the following internal financial statements of KKTV (collectively the "KKTV Financial Statements"): balance sheets as of November 30, 1998 and December 31, 1997 and 1996 and related statements of income for the periods then ended. The KKTV Financial Statements are in accordance with GAAP and the books and records of AKMG and fairly, completely and accurately present the financial position of KKTV at the dates specified and the results of operations for the periods covered.

                 7.7 No Changes. Except as set forth on Schedule 7.7 annexed hereto and made a part hereof, since November 30, 1998, AKMG has not with respect to KKTV:

                      7.7.1 incurred any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the business, assets or properties of KKTV;

                      7.7.2 other than in the ordinary course of business, sold, assigned, leased, transferred or otherwise disposed of any of the KKTV Assets;

                      7.7.3 mortgaged, pledged or granted or suffered to exist any Lien on any of the KKTV Assets;

                      7.7.4 other than in the ordinary course of business, waived any rights of material value or cancelled, discharged, satisfied or paid any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;

                      7.7.5 incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate), except current obligations and liabilities incurred in the ordinary course of business;

                      7.7.6 other than in the ordinary course of business, entered into any lease, contract, license or other agreement, or made any amendment of or terminated any lease, contract, license or other agreement to which AKMG is a party;

                      7.7.7 effected any change in the accounting practices, procedures or methods of AKMG;

                      7.7.8 paid, loaned or advanced any amount to or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction of any nature with any employee of KKTV or any Affiliate of AKMG or any such employee, except for regular compensation paid to an employee of KKTV;

                      7.7.9 increased the compensation payable to any KKTV employees or become obligated to increase any such compensation except in the ordinary course of business and consistent with AKMG's past practices; or

                      7.7.10 entered into any other transaction other than in the ordinary course of business and consistent with past practices.

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                 7.8 Taxes. Except as set forth on Schedule 7.8 annexed hereto and made a part hereof, AKMG has duly filed all foreign, Federal, state, county and local income, excise, sales, property, withholding, social security, franchise, license, information returns and other tax returns and reports required to have been filed by AKMG to the date hereof with respect to KKTV. Each such return is true, correct and complete and AKMG has paid all taxes, assessments, amounts, interest and penalties due to any foreign, Federal, state, county, local or other taxing authority with respect to all periods prior to the date hereof required to have been paid by AKMG with respect to KKTV and created sufficient reserves or made provision for all thereof accrued but not yet due and payable by it. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to AKMG that could result in a Lien on the KKTV Assets.

                 7.9      Contracts.

                      7.9.1 Except only those contracts, agreements or commitments listed and described on Schedule 7.9 annexed hereto and made a part hereof (complete and correct copies of which have been heretofore delivered to Benedek), the Excluded KKTV Contracts and contracts, agreements or commitments entered into in the ordinary course of business and (x) involving less than $25,000 over their term or (y) involving more than $25,000 over their term but not more than $100,000 in the aggregate for all such contracts, agreements or commitments or (z) involving sales of advertising time for cash in accordance with the KKTV's customary rate practices or sales of advertising time pursuant to trade-out agreements entered into in the ordinary course of business, AKMG is not a party to nor has any contract, agreement or commitment of any kind or nature whatsoever pertaining to KKTV, written or oral, formal or informal, including, without limitation, any (i) license, franchise, agency, or similar agreement, or any other contract relating to the payment of a commission, (ii) contract or commitment for the employment of any employee or consultant, (iii) collective bargaining agreement or other contract with any labor union, (iv) contract or commitment for services, materials, supplies, merchandise, inventory or equipment, (v) contract or commitment for the sale or purchase of any of its services, products or assets, (vi) mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money or for a line or letter of credit, (vii) contract or commitment with any officer, director or any current or former employee of AKMG which will be in effect on the Closing Date, (viii) contract or commitment with any government or agency thereof, (ix) contract pursuant to which its right to compete with any Person in the conduct of its business anywhere in the world is restrained or restricted for any reason or in any way, (x) contract or commitment guaranteeing the performance, liabilities or obligations of any Person, (xi) contract or commitment for capital improvements or expenditures or with any contractor or subcontractor for in excess of $10,000, (xii) contract or commitment for charitable contributions aggregating in excess of $5,000, (xiii) lease or other agreement or commitment pursuant to which it is a lessee of or holds or operates any real property, machinery, equipment, motor vehicles, office furniture, fixtures or similar personal property owned by any third party, or (xiv) contract or commitment otherwise involving in excess of $10,000 in cash over its term (including any periods covered by any options to renew by any party), whether or not in the ordinary course of business. Except as set forth on
Schedule 7.9, each of the contracts and commitments referred to therein is valid and existing, in full force and effect, and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending, and no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause acceleration of any obligation, would permit the termination or excuse the performance by any party thereto, or would otherwise materially and adversely affect the KKTV Assets. Except as noted on Schedule 7.9, all contracts and commitments listed thereon are assignable by AKMG to Benedek without consent of any other Person.

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                      7.9.2 The network signal is delivered to KKTV by virtue of earth receive stations and AKMG has entered into such contracts, leases and agreements and made such other arrangements as are necessary for the carriage of the network signal.

                      7.9.3 KKTV is currently affiliated with CBS pursuant to the network affiliation contract described on Schedule 7.9. Said network affiliation contract is in full force and effect and AKMG is not aware of any state of facts which would permit the termination for cause of such network affiliation contract prior to the expiration of the term thereof.

                      7.9.4 Schedule 7.9.4 sets forth by customer the commercial time owed and goods and services to be received as of the date hereof pursuant to trade-out agreements, each of which trade- out agreement has been set forth on Schedule 7.9.4.

                 7.10     Real Estate.

                      7.10.1 Schedule 7.10 annexed hereto and made a part hereof is a complete and correct list of (i) all real property or premises owned in whole or in part by AKMG and used by KKTV (other than Excluded KKTV Assets) and
(ii) all real property or premises leased in whole or in part by AKMG for use by KKTV (the "KKTV Leases"). Complete and correct copies of the KKTV Leases and all deeds, mortgages, deeds of trust and other documents specifically concerning real property owned by AKMG for use by KKTV (other than Excluded KKTV Assets) have been heretofore delivered to Benedek.

                      7.10.2 Schedule 7.10 annexed hereto and made a part hereof lists all guarantees of the KKTV Leases by any other Person.

                      7.10.3 Schedule 7.10 annexed hereto and made a part hereof contains a brief description of all alterations being made or which are planned in any premises of KKTV, together with the amounts budgeted for such alterations and the names of architects and general contractors retained in connection therewith. All permits and approvals of any government or quasi-governmental authority and all consents of landlords required in connection with such alterations being made have been obtained or will be obtained by the Closing Date. AKMG has all required legal and valid occupancy permits and other licenses or government approvals for each of the properties and premises demised pursuant to the KKTV Leases or owned by AKMG for use by KKTV (copies of which have been heretofore delivered to Benedek other than with respect to Excluded KKTV Assets).

                      7.10.4 Each KKTV Lease is legal, valid and binding as between AKMG and the other party or parties thereto and AKMG is a tenant or possessor in good standing thereunder, free of any material default or breach by the other party or parties thereto and quietly enjoys the premises provided for therein. Each rental and other payment due thereunder has been duly made; each act required to be performed which, if not performed, would constitute a breach or default thereof has been duly performed by AKMG; and no act forbidden to be performed has been performed thereunder by AKMG which would constitute a breach or default thereof. AKMG has the legal right (without the consent or other approval of any other party) to possess and quietly enjoy each of such premises and properties under each of the KKTV Leases. Each KKTV Lease is in full force and effect and constitutes a legal, valid and binding obligation of AKMG and there is not under any KKTV Lease any claim of default or event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder.

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                      7.10.5 Except as set forth on Schedule 7.10 annexed hereto and made a part hereof, AKMG has good, marketable and insurable title to all real property purported to be owned or occupied by AKMG for use by KKTV (other than Excluded KKTV Assets), free and clear of all Liens and no party has the right to acquire or use such real property or any improvements, fixtures or equipment located thereon except as set forth on Schedule 7.9. Except as set forth on Schedule 7.10 or Schedule 7.11, AKMG has good and marketable title and owns outright, free and clear of all Liens, claims, easements, rights of way or restrictions (whether zoning or otherwise), each improvement, fixture and item of equipment located in or on each of the properties and premises owned, leased, used or occupied by it for use by KKTV. No improvement, fixture or equipment in or on any such premises and properties, to the extent owned or occupied by AKMG for use by KKTV, or the occupation or leasehold with respect thereto, is in violation of any law, rule or ordinance, including any zoning, building, safety, health or environmental law and each of such premises and properties is zoned or otherwise lawfully used for the purposes for which each of such premises or properties is now used by AKMG.

                      7.10.6 None of such premises or properties has been condemned or otherwise taken by any public authority, no condemnation or taking is, to AKMG's knowledge, threatened or contemplated, and none thereof is, to AKMG's knowledge, subject to any claim, contract or law which might affect its use or value for the purposes now made of it, and each thereof is in good condition and repair.

                 7.11 Personal Property. Schedule 7.11 annexed hereto and made a part hereof is a true and complete list of (i) all tangible personal property owned by AKMG for use by KKTV having a book value at the date hereof in excess of $1,000 per item (other than items of personal property having a value in excess of $1,000 but not in excess of $25,000 in the aggregate) and (ii) all personal property owned by a third party which is leased or otherwise used by AKMG for use by KKTV, including, without limitation, leases or other agreements relating to the use or operation of any machinery, equipment, motor vehicles, office furniture or fixtures owned by any third party (complete and correct copies of which leases or other agreements have been heretofore delivered to Benedek). Each such lease and agreement is in full force and effect and constitutes a legal, valid and binding obligation of AKMG and there is not under any such lease or other agreement any default or any claim of default or of an event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder. Except as set forth on Schedule 7.11, all personal property purported to be owned by AKMG for use by KKTV is owned by it, free and clear of all Liens, and is in good working condition, subject to normal wear and tear.

                 7.12 Intellectual Property. Schedule 7.12 annexed hereto and made a part hereof is a complete and correct list, and a brief description (including, if applicable, date of application, filing or registration, as the case may be, and the registration or application number) of each patent, invention, trade secret, copyright, proprietary software or hardware, trade name, trademark, brand name, service mark, or design, or representation or expression of any thereof or registration or application therefor ("Trade Rights") relating to KKTV, whether or not registered in the name of or applied for by AKMG, in which AKMG has any rights or interests, whether through any contract or otherwise, except for rights under contracts listed on Schedule 7.9 and rights arising from the direct or indirect purchase of "off the shelf" software, and in each case a brief description of the nature of such rights and interests. Except as otherwise listed on Schedule 7.12, AKMG is not a licensor or a licensee in respect of any Trade Right relating to KKTV nor does AKMG pay or receive royalty payments to or from any third party in respect of any Trade Right relating to KKTV. AKMG owns or has the exclusive right to use each such Trade Right necessary to conduct, or be used in, its business as now operated and there are no conflicts with or infringements of the rights of others in respect thereof or any unauthorized use or misappropriation of any thereof. With respect to each Trade Right

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relating to KKTV, such Trade Right is subsisting, has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable; and AKMG has made all necessary filings and recordations to protect its interest in such Trade Rights, including, without limitation, recordations of all its interests in patents, trademarks and service marks in the United States Patent and Trademark Office and its claims to copyrights in the United States Copyright Office. AKMG is the exclusive owner of the entire and unencumbered right, title and interest in and to the Trade Rights owned by AKMG and which relate to KKTV and no claim is currently being asserted that the use of any such Trade Right does or may violate the asserted rights of any third party. The Trade Rights listed on Schedule 7.12 constitute all of the Trade Rights necessary to operate KKTV and conduct its business as heretofore conducted by AKMG in all material respects. To the best knowledge of AKMG, KKTV's Information Technology is Year 2000 Compliant in all material respects.

                 7.13 Insurance. Schedule 7.13 annexed hereto and made a part hereof is a complete and correct list, and brief description (including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any material pending claims thereunder) of all insurance policies, including, without limitation, liability, burglary, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance of any kind held by AKMG relating to the KKTV Assets or KKTV; each such policy is valid and enforceable, outstanding and in full force and effect; except as set forth on Schedule 7.13 hereto, AKMG is the sole beneficiary of each such policy; no such policy, or the future proceeds thereof, has been assigned to any other Person; all premiums and other payments due from AKMG under or on account of any such policy have been paid; to AKMG's knowledge, there is no act or fact or failure to act which has or might cause any such policy to be cancelled or terminated; AKMG has given each notice and presented each claim under each such policy and taken any other required or appropriate action with respect thereto in due and timely fashion; and each such policy is adequate for the business in which AKMG is engaged. No notice of cancellation or non-renewal with respect to, or disallowance of any material claim under, any insurance policies or binders of insurance which relate to the KKTV Assets or KKTV has been received by AKMG.

                 7.14 Litigation. Except as set forth on Schedule 7.14 annexed hereto and made a part hereof, no action, suit, claim, investigation, proceeding or controversy, whether legal or administrative or in mediation or arbitration, is pending or, to AKMG's knowledge, threatened, at law or in equity or admiralty, before or by any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, against or affecting the KKTV Assets or KKTV or seeking to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby, nor, is there any basis for any such action, suit, claim, investigation or proceeding. KKTV is not operating under or subject to, or in default in respect of, any judgment, order, writ, injunction or decree of any court or any Federal, state, municipal or other governmental department commission, board, bureau, agency or instrumentality.

                 7.15 Compliance with Law. AKMG has all permits, licenses, orders and approvals of all Federal, state or local governmental regulatory bodies required for it to conduct the business of KKTV in all material respects as conducted on the date of this Agreement. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. AKMG is in compliance in all material respects with each law, rule, ordinance, regulation, order and decree applicable to the business of KKTV, including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices. The conduct of the business of KKTV and all assets and properties utilized by AKMG therein are in conformance in all material respects with the requirements and regulations of the Occupational Safety and Health Administration.

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                 7.16 Labor. AKMG is not a party to any representation or labor contract with respect to employees of KKTV. AKMG has not received any written notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of AKMG at KKTV; to AKMG's knowledge, no strike or work interruption by AKMG's employees at KKTV is planned, under consideration, threatened or imminent; and AKMG has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees at KKTV other than salaries and ordinary course compensation. At no time since its acquisition of KKTV has AKMG experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or any other organization of employees at KKTV or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy at KKTV. Except as set forth on Schedule 7.16 annexed hereto and made a part hereof: (i) AKMG is not delinquent in payments to any of its employees at KKTV for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees; (ii) in the event of termination of the employment of any said employees other than termination of any employee who is a party to an employment agreement with AKMG, neither AKMG nor Benedek will by reason of anything done prior to the Closing be liable to any of said employees for so-called "severance pay," "pay in lieu of notice" or any other payments; (iii) AKMG is in compliance in all material respects with all Federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours with respect to its employees at KKTV; and (iv) there is no unfair labor practice complaint against AKMG pending before the National Labor Relations Board or any comparable state or local agency with respect to its employees at KKTV.

                 7.17 Employees. Schedule 7.17 annexed hereto and made a part hereof is a complete and correct list of the names and current annual salary, bonus and commission for each current employee of KKTV. Except as set forth on
Schedule 7.17, no current or former employee of KKTV or any relative, associate or agent of such employee has any interest in any property of KKTV, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with AKMG, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such employee or relative, associate or agent. Complete and correct copies of any such contracts have been delivered to Benedek. AKMG does not have any contract for the future employment of any employee of KKTV except as may be listed on Schedule 7.17.

                 7.18 Employee Plans. Schedule 7.18 annexed hereto and made a part hereof is a complete and correct list of all pension, profit sharing agreements or arrangements, deferred compensation, medical, severance and other employee benefit and fringe benefit plans ("Employee Plans") maintained or contributed to by AKMG or any ERISA Affiliate of AKMG with respect to its employees at KKTV, including any employee benefit plans within the meaning of
Section 3(3) of ERISA. True and complete copies of each such Employee Plan have been heretofore made available to Benedek. All such Employee Plans, related trust instruments or annuity contracts (or any other funding instruments) are legal, valid and binding and are in full force and effect, and each such Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified at all times since its inception. All such Employee Plans have been maintained, in all material respects, in accordance with the requirements of the Code and ERISA, or any other applicable statute, regulation or rule. There are no pending claims against any such Employee Plan (other than routine claims for benefits in accordance with its terms) nor, to the

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knowledge of AKMG, has any claim been threatened in writing by any participant thereof or beneficiary thereunder.

                      7.18.1 No Employee Plan with respect to employees at KKTV is covered by Title IV of ERISA, Section 302 of ERISA or Section 912 of the Code.

                      7.18.2 With respect to all Employee Plans with respect to employees at KKTV that are defined contribution plans, AKMG and any ERISA Affiliate of AKMG have made all contributions due thereunder for plan years prior to the date hereof.

                      7.18.3 Neither AKMG nor any ERISA Affiliate of AKMG or any plan fiduciary of any Employee Plan with respect to employees at KKTV is or has engaged in any transaction in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under ERISA or under applicable sections of the Code. Neither AKMG nor any ERISA Affiliate of AKMG, or the administering committee or trustees of any such Employee Plan has received (i) notice from the IRS or the Department of Labor of the occurrence of a prohibited transaction within the meaning of Section 406 of ERISA, or (ii) notice of any breach of loyalty, prudence, diversification or effectuation within the meaning of Section 404 of ERISA.

                      7.18.4 No Employee Plan with respect to employees at KKTV is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                      7.18.5 All Employee Plans with respect to employees at KKTV are in material compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulation promulgated under either, including, but not limited, to those set forth in Sections 6057, 6058 and 6059 of the Code and applicable rules and regulations thereunder, and in Sections 101, 102, 103, 104, 105, and 107 of ERISA.

                      7.18.6 With respect to employees at KKTV, AKMG and any ERISA Affiliate of AKMG at all times have been in full compliance with all provisions of the Title X of the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and with the provisions of Part 6 of Title I of ERISA.

                      7.18.7 During the twelve-consecutive month period prior to the date of this Agreement, no steps have been taken to terminate any Employee Plan with respect to employees at KKTV, and no contribution failure has occurred with respect to any such Employee Plan sufficient to give rise to a lien under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to such an Employee Plan which might result in the incurrence of any material liability, fine or penalty by either AKMG or any ERISA Affiliate of AKMG. Neither AKMG nor any ERISA Affiliate of AKMG has any contingent liability with respect to any post-retirement benefit under any welfare plan with respect to employees at KKTV, as such term is defined in
Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                      7.18.8 The transactions contemplated by this Agreement will not result in any payment or series of payments by AKMG to any person of a parachute payment within the meaning of Section 280G of the Code.

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                 7.19     Environmental Warranties.

                      7.19.1 "Environmental Laws" means all applicable Federal, state or local statutes laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

                      7.19.2 "Hazardous Material" means

                          7.19.2.1 any "hazardous substance", as defined by the
Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA");

                          7.19.2.2 any "hazardous waste", as defined by the
Resource Conservation and Recovery Act, as amended;

                          7.19.2.3 any petroleum product; or

                          7.19.2.4 any pollutant or contaminant or hazardous,
dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

                      7.19.3 All facilities and property (including underlying groundwater) owned or leased by AKMG with respect to KKTV have been, and continue to be, owned or leased by AKMG in material compliance with all Environmental Laws.

                      7.19.4 There have been no past, and there are no pending
(i) claims, complaints, notices or requests for information received by AKMG with respect to KKTV regarding any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to AKMG with respect to KKTV regarding potential liability under any Environmental Law.

                      7.19.5 There have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by AKMG with respect to KKTV.

                      7.19.6 AKMG has been issued and is in material compliance with all permits, certificates, approvals, licenses, applicable comprehensive plans and other authorizations relating to environmental matters and necessary or desirable for the business of KKTV.

                      7.19.7 To AKMG's knowledge, no property now owned or leased by AKMG with respect to KKTV is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or on any similar state list of sites requiring investigation or clean-up.

                      7.19.8 There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by AKMG with respect to KKTV.

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                      7.19.9 AKMG has not directly transported or directly
arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against AKMG for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

                      7.19.10 There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by AKMG with respect to KKTV.

                      7.19.11 No conditions exist at, on or under any property now owned or leased by AKMG with respect to KKTV which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law or would materially adversely affect the use of any such property.

                      7.20 Accuracy of Information. Neither this Agreement nor the representations and warranties by AKMG contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or fact contained herein and therein not misleading.

         8. Representations and Warranties of Benedek. In order to induce AKMG to enter into this Agreement and to perform its obligations hereunder, Benedek hereby makes the following representations and warranties to AKMG:

                 8.1 Organization and Standing. Benedek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to own, lease, use and operate its properties and assets at and in the places where such properties and assets are now owned, operated or leased and to transact its business where and as now conducted. Benedek is duly qualified to do business and is in good standing in each jurisdiction where it owns, leases or holds real property or conducts or operates its business, where the nature of its activities requires such qualification or where the failure to so qualify would have a Material Adverse Effect on the business or results of operations of KCOY.

                 8.2 Power and Authority. Benedek has all requisite power and authority, corporate or otherwise, to enter into this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby and the performance by Benedek of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of Benedek and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement, the Time Brokerage Agreements and the documents and instruments contemplated hereby and thereby as valid and binding obligations of Benedek, enforceable in accordance with their terms.

                 8.3 No Conflicts. Except as set forth on Schedule 8.3 annexed hereto and made a part hereof, the execution and delivery of this Agreement, the Time Brokerage Agreements and the documents

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and instruments contemplated hereby and thereby, the consummation of the transactions contemplated hereby and the performance by Benedek of its obligations hereunder and thereunder:

                          8.3.1 do not and will not conflict with or violate any
provision of the certificate of incorporation or bylaws of Benedek;

                          8.3.2 do not and will not conflict with or result in
any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration or (whether after the giving of notice or lapse of time or both) result in the creation or imposition of any Lien on any of the KCOY Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which Benedek is a party or which is or purports to be binding upon Benedek or which affects or purports to affect any of the KCOY Assets; and

                          8.3.3 subject to the receipt of any governmental
approvals required in connection with the transfer of the KCOY Assets to AKMG, do not and will not conflict with or result in a violation of or default under (with or without notice of the lapse of time or both) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any court, administrative agency or commission or other governmental authority or instrumentality.

                 8.4 Government Approval. BLC is the holder of the KCOY FCC Licenses as set forth on Schedule 8.4 annexed hereto and made a part hereof, which constitute all necessary authorizations from the FCC to enable KCOY to broadcast and transmit the present television programming. Other than FCC rulemaking procedures of general applicability, there are no fines, forfeitures, notices of apparent liability, orders to show cause or any other administrative or judicial orders outstanding nor any proceedings pending or, to Benedek's knowledge, threatened, the effect of which would be the revocation, cancellation, non-renewal, suspension or adverse modification of the KCOY FCC Licenses or any adverse consequence for KCOY, and there does not exist any event which with notice or the passing of time or both could result in a fine, forfeiture, notice of apparent liability, order to show cause or any other administrative or judicial order or proceeding by the FCC, the effect of which would result in the revocation, cancellation, non-renewal, suspension or adverse modification of the KCOY FCC Licenses or any adverse consequences for KCOY. Since the date of its acquisition by Benedek, KCOY, including, without limitation, the technical equipment owned by Benedek relating to KCOY, has been operated in conformity with the KCOY FCC Licenses in all material respects and within the FCC rules, regulations and standards of performance in all material respects. Except as contemplated in Section 6 hereof, no action, approval consent, authorization or other action, including, but not limited to, any action, approval, consent or authorization by or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to Benedek for the due execution, delivery or performance by Benedek of this Agreement or any document or instrument contemplated hereby or in order to constitute this Agreement as a valid and binding obligation of Benedek. To the best knowledge of Benedek, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify BLC as an assignee of KKTV FCC Licenses.

                 8.5 Validity. This Agreement and the Time Brokerage Agreements constitute, and the other documents and instruments contemplated hereby and thereby will, on the due execution and delivery thereof, constitute the legal, valid and binding obligations of Benedek, enforceable in accordance with their respective terms.

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                 8.6 Financial Statements. Annexed hereto as Schedule 8.6 and made a part hereof are the following internal financial statements of KCOY (collectively the "KCOY Financial Statements"): balance sheets as of November 30, 1998 and December 31, 1997 and 1996 and related statements of income for the periods then ended. The KCOY Financial Statements are in accordance with GAAP and the books and records of KCOY and fairly, completely and accurately present the financial position of KCOY at the dates specified and the results of operations for the periods covered.

                 8.7 No Changes. Except as set forth on Schedule 8.7 annexed hereto and made a part hereof, since November 30, 1998, Benedek has not with respect to KCOY:

                          8.7.1 incurred any damage, destruction or similar
loss, whether or not covered by insurance, adversely affecting the business, assets or properties of KCOY;

                          8.7.2 other than in the ordinary course of business,
sold, assigned, leased, transferred or otherwise disposed of any of the KCOY Assets;

                          8.7.3 mortgaged, pledged or granted or suffered to
exist any Lien on any of the KCOY Assets;

                          8.7.4 other than in the ordinary course of business,
waived any rights of material value or cancelled, discharged, satisfied or paid any debt, claim, lien, encumbrance, liability or obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due;

                          8.7.5 incurred any obligation or liability (absolute
or contingent, liquidated or unliquidated, choate or inchoate), except current obligations and liabilities incurred in the ordinary course of business;

                          8.7.6 other than in the ordinary course of business,
entered into any lease, contract, license or other agreement, or made any amendment of or terminated any lease, contract, license or other agreement to which Benedek is a party;

                          8.7.7 effected any change in the accounting practices,
procedures or methods of Benedek;

                          8.7.8 paid, loaned or advanced any amount to or sold,
transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction of any nature with any employee of KCOY or any Affiliate of Benedek or any such employee, except for regular compensation paid to an employee of KCOY;

                          8.7.9 increased the compensation payable to any KCOY
employees or become obligated to increase any such compensation except in the ordinary course of business and consistent with Benedek's past practices; or

                          8.7.10 entered into any other transaction other than
in the ordinary course of business and consistent with past practices.

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                 8.8 Taxes. Except as set forth on Schedule 8.8 annexed hereto and made a part hereof, Benedek has duly filed all foreign, Federal, state, county and local income, excise, sales, property, withholding, social security, franchise, license, information returns and other tax returns and reports required to have been filed by Benedek to the date hereof with respect to KCOY. Each such return is true, correct and complete and Benedek has paid all taxes, assessments, amounts, interest and penalties due to any foreign, Federal, state, county, local or other taxing authority with respect to all periods prior to the date hereof required to have been paid by Benedek with respect to KCOY and created sufficient reserves or made provision for all thereof accrued but not yet due and payable by it. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Benedek that could result in a Lien on the KCOY Assets.

                 8.9      Contracts.

                          8.9.1 Except only those contracts, agreements or
commitments listed and described on Schedule 8.9 annexed hereto and made a part hereof (complete and correct copies of which have been heretofore delivered to AKMG), the Excluded KCOY Contracts and contracts, agreements or commitments entered into in the ordinary course of business and (x) involving less than $25,000 over their term or (y) involving more than $25,000 over their term but not more than $100,000 in the aggregate for all such contracts, agreements or commitments or (z) involving sales of advertising time for cash in accordance with the KCOY's customary rate practices or sales of advertising time pursuant to trade-out agreements entered into in the ordinary course of business, Benedek is not a party to nor has any contract, agreement or commitment of any kind or nature whatsoever pertaining to KCOY, written or oral, formal or informal, including, without limitation, any (i) license, franchise, agency, or similar agreement, or any other contract relating to the payment of a commission, (ii) contract or commitment for the employment of any employee or consultant, (iii) collective bargaining agreement or other contract with any labor union, (iv) contract or commitment for services, materials, supplies, merchandise, inventory or equipment, (v) contract or commitment for the sale or purchase of any of its services, products or assets, (vi) mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money or for a line or letter of credit, (vii) contract or commitment with any officer, director or any current or former employee of Benedek which will be in effect on the Closing Date, (viii) contract or commitment with any government or agency thereof, (ix) contract pursuant to which its right to compete with any Person in the conduct of its business anywhere in the world is restrained or restricted for any reason or in any way, (x) contract or commitment guaranteeing the performance, liabilities or obligations of any Person, (xi) contract or commitment for capital improvements or expenditures or with any contractor or subcontractor for in excess of $10,000, (xii) contract or commitment for charitable contributions aggregating in excess of $5,000, (xiii) lease or other agreement or commitment pursuant to which it is a lessee of or holds or operates any real property, machinery, equipment, motor vehicles, office furniture, fixtures or similar personal property owned by any third party, or (xiv) contract or commitment otherwise involving in excess of $10,000 in cash over its term (including any periods covered by any options to renew by any party), whether or not in the ordinary course of business. Except as set forth on
Schedule 8.9, each of the contracts and commitments referred to therein is valid and existing, in full force and effect, and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending, and no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause acceleration of any obligation, would permit the termination or excuse the performance by any party thereto, or would otherwise materially and adversely affect the KCOY Assets. Except as noted on Schedule 8.9, all contracts and commitments listed thereon are assignable by Benedek to AKMG without consent of any other Person.

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                          8.9.2 The network signal is delivered to KCOY by
virtue of earth receive stations and Benedek has entered into such contracts, leases and agreements and made such other arrangements as are necessary for the carriage of the network signal.

                          8.9.3 KCOY is currently affiliated with CBS pursuant
to the network affiliation contract described on Schedule 8.9. Said network affiliation contract is in full force and effect and Benedek is not aware of any state of facts which would permit the termination for cause of such network affiliation contract prior to the expiration of the term thereof.

                          8.9.4 Schedule 8.9.4 sets forth by customer the
commercial time owed and goods and services to be received as of the date hereof pursuant to trade-out agreements, each of which trade-out agreement has been set forth on Schedule 8.9.4.

                 8.10     Real Estate.

                          8.10.1 Schedule 8.10 annexed hereto and made a part
hereof is a complete and correct list of (i) all real property or premises owned in whole or in part by Benedek and used by KCOY (other than Excluded KCOY Assets) and (ii) all real property or premises leased in whole or in part by Benedek for use by KCOY (the "KCOY Leases"). Complete and correct copies of the KCOY Leases and all deeds, mortgages, deeds of trust and other documents specifically concerning real property owned by Benedek for use by KCOY (other than Excluded KCOY Assets) have been heretofore delivered to AKMG.

                          8.10.2 Schedule 8.10 annexed hereto and made a part
hereof lists all guarantees of the KCOY Leases by any other Person.

                          8.10.3 Schedule 8.10 annexed hereto and made a part
hereof contains a brief description of all alterations being made or which are planned in any premises of KCOY, together with the amounts budgeted for such alterations and the names of architects and general contractors retained in connection therewith. All permits and approvals of any government or quasi-governmental authority and all consents of landlords required in connection with such alterations being made have been obtained or will be obtained by the Closing Date. Benedek has all required legal and valid occupancy permits and other licenses or government approvals for each of the properties and premises demised pursuant to the KCOY Leases or owned by Benedek for use by KCOY (copies of which have been heretofore delivered to AKMG other than with respect to Excluded KCOY Assets).

                          8.10.4 Each KCOY Lease is legal, valid and binding as
between Benedek and the other party or parties thereto and Benedek is a tenant or possessor in good standing thereunder, free of any material default or breach by the other party or parties thereto and quietly enjoys the premises provided for therein. Each rental and other payment due thereunder has been duly made; each act required to be performed which, if not performed, would constitute a breach or default thereof has been duly performed by Benedek; and no act forbidden to be performed has been performed thereunder by Benedek which would constitute a breach or default thereof. Benedek has the legal right (without the consent or other approval of any other party) to possess and quietly enjoy each of such premises and properties under each of the KCOY Leases. Each KCOY Lease is in full force and effect and constitutes a legal, valid and binding obligation of Benedek and there is not under any KCOY Lease any claim of default or event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder.

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                          8.10.5 Except as set forth on Schedule 8.10 annexed
hereto and made a part hereof, Benedek has good, marketable and insurable title to all real property purported to be owned or occupied by Benedek for use by KCOY (other than Excluded KCOY Assets), free and clear of all Liens and no party has the right to acquire or use such real property or any improvements, fixtures or equipment located thereon except as set forth on Schedule 8.9. Except as set forth on Schedule 8.10 or Schedule 8.11, Benedek has good and marketable title and owns outright, free and clear of all Liens, claims, easements, rights of way or restrictions (whether zoning or otherwise), each improvement, fixture and item of equipment located in or on each of the properties and premises owned, leased, used or occupied by it for use by KCOY. No improvement, fixture or equipment in or on any such premises and properties, to the extent owned or occupied by Benedek for use by KCOY, or the occupation or leasehold with respect thereto, is in violation of any law, rule or ordinance, including any zoning, building, safety, health or environmental law and each of such premises and properties is zoned or otherwise lawfully used for the purposes for which each of such premises or properties is now used by Benedek.

                          8.10.6 None of such premises or properties has been
condemned or otherwise taken by any public authority, no condemnation or taking is, to Benedek's knowledge, threatened or contemplated, and none thereof is, to Benedek's knowledge, subject to any claim, contract or law which might affect its use or value for the purposes now made of it, and each thereof is in good condition and repair.

                 8.11 Personal Property. Schedule 8.11 annexed hereto and made a part hereof is a true and complete list of (i) all tangible personal property owned by Benedek for use by KCOY having a book value as of November 30, 1998 in excess of $1,000 per item (other than items of personal property having a value in excess of $1,000 but not in excess of $25,000 in the aggregate) and (ii) all personal property owned by a third party which is leased or otherwise used by Benedek for use by KCOY, including, without limitation, leases or other agreements relating to the use or operation of any machinery, equipment, motor vehicles, office furniture or fixtures owned by any third party (complete and correct copies of which leases or other agreements have been heretofore delivered to AKMG). Each such lease and agreement is in full force and effect and constitutes a legal, valid and binding obligation of Benedek and there is not under any such lease or other agreement any default or any claim of default or of an event which, with or without notice or the lapse of time or both, would constitute a breach or default thereunder. Except as set forth on Schedule 8.11, all personal property purported to be owned by Benedek for use by KCOY is owned by it, free and clear of all Liens, and is in good working condition, subject to normal wear and tear.

                 8.12 Intellectual Property. Schedule 8.12 annexed hereto and made a part hereof is a complete and correct list, and a brief description (including, if applicable, date of application, filing or registration, as the case may be, and the registration or application number) of each Trade Right relating to KCOY, whether or not registered in the name of or applied for by Benedek, in which Benedek has any rights or interests, whether through any contract or otherwise, except for rights under contracts listed on Schedule 8.9 and rights arising from the direct or indirect purchase of "off the shelf" software, and in each case a brief description of the nature of such rights and interests. Except as otherwise listed on Schedule 8.12, Benedek is not a licensor or a licensee in respect of any Trade Right relating to KCOY nor does Benedek pay or receive royalty payments to or from any third party in respect of any Trade Right relating to KCOY. Benedek owns or has the exclusive right to use each such Trade Right necessary to conduct, or be used in, its business as now operated and there are no conflicts with or infringements of the rights of others in respect thereof or any unauthorized use or misappropriation of any thereof. With respect to each Trade Right relating to KCOY, such Trade Right is subsisting, has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable; and Benedek has made all necessary filings and recordations to

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protect its interest in such Trade Rights, including, without limitation, recordations of all its interests in patents, trademarks and service marks in the United States Patent and Trademark Office and its claims to copyrights in the United States Copyright Office. Benedek is the exclusive owner of the entire and unencumbered right, title and interest in and to the Trade Rights owned by Benedek and which relate to KCOY and no claim is currently being asserted that the use of any such Trade Right does or may violate the asserted rights of any third party. The Trade Rights listed on Schedule 8.12 constitute all of the Trade Rights necessary to operate KCOY and conduct its business as heretofore conducted by Benedek in all material respects. To the best knowledge of Benedek, KCOY's Information Technology is Year 2000 Compliant in all material respects.

                 8.13 Insurance. Schedule 8.13 annexed hereto and made a part hereof is a complete and correct list, and brief description (including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any material pending claims thereunder) of all insurance policies, including, without limitation, liability, burglary, theft, fidelity, life, fire, product liability, workers' compensation, health and other forms of insurance of any kind held by Benedek relating to the KCOY Assets or KCOY; each such policy is valid and enforceable, outstanding and in full force and effect; except as set forth on Schedule 8.13 hereto, Benedek is the sole beneficiary of each such policy; no such policy, or the future proceeds thereof, has been assigned to any other Person; all premiums and other payments due from Benedek under or on account of any such policy have been paid; to Benedek's knowledge, there is no act or fact or failure to act which has or might cause any such policy to be cancelled or terminated; Benedek has given each notice and presented each claim under each such policy and taken any other required or appropriate action with respect thereto in due and timely fashion; and each such policy is adequate for the business in which Benedek is engaged. No notice of cancellation or non-renewal with respect to, or disallowance of any material claim under, any insurance policies or binders of insurance which relate to the KCOY Assets or KCOY has been received by Benedek.

                 8.14 Litigation. Except as set forth on Schedule 8.14 annexed hereto and made a part hereof, no action, suit, claim, investigation, proceeding or controversy, whether legal or administrative or in mediation or arbitration, is pending or, to Benedek's knowledge, threatened, at law or in equity or admiralty, before or by any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, against or affecting the KCOY Assets or KCOY or seeking to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby, nor, is there any basis for any such action, suit, claim, investigation or proceeding. KCOY is not operating under or subject to, or in default in respect of, any judgment, order, writ, injunction or decree of any court or any Federal, state, municipal or other governmental department commission, board, bureau, agency or instrumentality.

                 8.15 Compliance with Law. Benedek or BLC has all permits, licenses, orders and approvals of all Federal, state or local governmental regulatory bodies required for it to conduct the business of KCOY in all material respects as conducted on the date of this Agreement. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. Benedek is in compliance in all material respects with each law, rule, ordinance, regulation, order and decree applicable to the business of KCOY, including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices. The conduct of the business of KCOY and all assets and properties utilized by Benedek therein are in conformance in all material respects with the requirements and regulations of the Occupational Safety and Health Administration.

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                 8.16 Labor. Benedek is not a party to any representation or labor contract with respect to employees of KCOY. Benedek has not received any written notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of Benedek at KCOY; to Benedek's knowledge, no strike or work interruption by Benedek's employees at KCOY is planned, under consideration, threatened or imminent; and Benedek has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees at KCOY other than salaries and ordinary course compensation. At no time since its acquisition of KCOY has Benedek experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees at KCOY, any grievances, disputes or controversies with any union or any other group or any other organization of employees or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy at KCOY. Except as set forth on Schedule 8.16 annexed hereto and made a part hereof: (i) Benedek is not delinquent in payments to any of its employees at KCOY for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees;
(ii) in the event of termination of the employment of any said employees other than termination of any employee who is a party to an employment agreement with Benedek, neither AKMG nor Benedek will by reason of anything done prior to the Closing be liable to any of said employees for so-called "severance pay," "pay in lieu of notice" or any other payments; (iii) Benedek is in compliance in all material respects with all Federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours with respect to its employees at KCOY; and (iv) there is no unfair labor practice complaint against Benedek pending before the National Labor Relations Board or any comparable state or local agency.

                 8.17 Employees. Schedule 8.17 annexed hereto and made a part hereof is a complete and correct list of the names and current annual salary, bonus and commission for each current employee of KCOY. Except as set forth on
Schedule 8.17, no current or former employee of KCOY or any relative, associate or agent of such employee has any interest in any property of Benedek, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with Benedek, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such employee or relative, associate or agent. Complete and correct copies of any such contracts have been delivered to AKMG. Benedek does not have any contract for the future employment of any employee of KCOY except as may be listed on Schedule 8.17.

                 8.18 Employee Plans. Schedule 8.18 annexed hereto and made a part hereof is a complete and correct list of all Employee Plans maintained or contributed to by Benedek or any ERISA Affiliate of Benedek with respect to its employees at KCOY, including any employee benefit plans within the meaning of
Section 3(3) of ERISA. True and complete copies of each such Employee Plan have been heretofore made available to AKMG. All such Employee Plans, related trust instruments or annuity contracts (or any other funding instruments) are legal, valid and binding and are in full force and effect, and each such Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified at all times since its inception. All such Employee Plans have been maintained, in all material respects, in accordance with the requirements of the Code and ERISA, or any other applicable statute, regulation or rule. There are no pending claims against any such Employee Plan (other than routine claims for benefits in accordance with its terms) nor, to the knowledge of Benedek, has any claim been threatened in writing by any participant thereof or beneficiary thereunder.

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                          8.18.1 No Employee Plan with respect to employees at
KCOY is covered by Title IV of ERISA, Section 302 of ERISA or Section 912 of the Code.

                          8.18.2 With respect to all Employee Plans with respect
to employees at KCOY that are defined contribution plans, Benedek and any ERISA Affiliate of Benedek have made all contributions due thereunder for plan years prior to the date hereof.

                          8.18.3 Neither Benedek nor any ERISA Affiliate of
Benedek or any plan fiduciary of any Employee Plan with respect to employees at KCOY is or has engaged in any transaction in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under ERISA or under applicable sections of the Code. Neither Benedek nor any ERISA Affiliate of Benedek, or the administering committee or trustees of any such Employee Plan has received (i) notice from the IRS or the Department of Labor of the occurrence of a prohibited transaction within the meaning of Section 406 of ERISA, or (ii) notice of any breach of loyalty, prudence, diversification or effectuation within the meaning of Section 404 of ERISA.

                          8.18.4 No Employee Plan with respect to employees at
KCOY is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                          8.18.5 All Employee Plans with respect to employees at
KCOY are in material compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulation promulgated under either, including, but not limited, to those set forth in Sections 6057, 6058 and 6059 of the Code and applicable rules and regulations thereunder, and in Sections 101, 102, 103, 104, 105, and 107 of ERISA.

                          8.18.6 With respect to employees at KCOY, Benedek and
any ERISA Affiliate of Benedek at all times have been in full compliance with all provisions of the Title X of COBRA, and with the provisions of Part 6 of Title I of ERISA.

                          8.18.7 During the twelve-consecutive month period
prior to the date of this Agreement, no steps have been taken to terminate any Employee Plan with respect to employees at KCOY, and no contribution failure has occurred with respect to any such Employee Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to such an Employee Plan which might result in the incurrence of any material liability, fine or penalty by either Benedek or any ERISA Affiliate of Benedek. Neither Benedek nor any ERISA Affiliate of Benedek has any contingent liability with respect to any post-retirement benefit under any welfare plan with respect to employees at KCOY, as such term is defined in
Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                          8.18.8 The transactions contemplated by this Agreement
will not result in any payment or series of payments by Benedek to any person of a parachute payment within the meaning of Section 280G of the Code.

                 8.19     Environmental Warranties.

                          8.19.1 All facilities and property (including
underlying groundwater) owned or leased by Benedek with respect to KCOY have been, and continue to be, owned or leased by Benedek in material compliance with all Environmental Laws.

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                          8.19.2 There have been no past, and there are no
pending (i) claims, complaints, notices or requests for information received by Benedek with respect to KCOY regarding any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to Benedek with respect to KCOY regarding potential liability under any Environmental Law.

                          8.19.3 There have been no releases of Hazardous
Materials at, on or under any property now or previously owned or leased by Benedek with respect to KCOY.

                          8.19.4 Benedek has been issued and is in material
compliance with all permits, certificates, approvals, licenses, applicable comprehensive plans and other authorizations relating to environmental matters and necessary or desirable for the business of KCOY.

                          8.19.5 To Benedek's knowledge, no property now owned
or leased by Benedek with respect to KCOY is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          8.19.6 There are no underground storage tanks, active
or abandoned, including petroleum storage tanks, on or under any property now owned or leased by Benedek with respect to KCOY.

                          8.19.7 Benedek has not directly transported or
directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against Benedek for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

                          8.19.8 There are no polychlorinated biphenyls or
friable asbestos present at any property now or previously owned or leased by Benedek with respect to KCOY.

                          8.19.9 No conditions exist at, on or under any
property now owned or leased by Benedek with respect to KCOY which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law or would materially adversely affect the use of any such property.

                 8.20 Accuracy of Information. Neither this Agreement nor the representations and warranties by Benedek contained herein or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained herein and therein not misleading.

         9.      Certain Covenants and Agreements.

                 9.1 Control of the Stations. Prior to Closing, Benedek will have full authority, power and control of the operations of KCOY and over the persons working at KCOY. Prior to Closing, AKMG will have full authority, power and control of the operation of KKTV and over the persons working at KKTV.

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                 9.2 Access. Between the date hereof and the Closing Date, each
Party will take all action reasonably necessary to enable to the other, its counsel, accountants and other representatives to discuss the affairs, properties, business, operations and records of the Transferred Assets at such times and as often as the other Party may reasonably request with executives, independent accountants, engineers and counsel of the such Party and each Party will cause its officers, directors and employees to furnish to the other Party and its authorized representatives any and all data and information pertaining to the business and properties of such Party's Station as the other Party or its authorized representatives shall from time to time request. Unless and until the exchange contemplated herein has been consummated, each Party shall hold in confidence all information obtained pursuant to this Agreement, and if such exchange is not consummated, each Party shall return to the other all sensitive documents and other sensitive materials received by it hereunder. Such obligation of confidentiality shall not extend to any information which is shown to have been (i) previously known to such Party, (ii) generally known to others engaged in the trade or business of the Parties, (iii) part of public knowledge or literature or (iv) lawfully received by the Party from a third party (not including the other Party or any of its attorneys, consultants, accountants or other representatives or agents). Any investigation made by a Party or its representatives shall not affect or otherwise diminish or obviate the representations and warranties made by the other Party in this Agreement and such Party's right to rely thereon. If the acquisition contemplated herein is consummated, each Party covenants and agrees that it shall preserve and keep the records delivered to it hereunder for a period of three years after the Closing Date and shall make such records available to the other Party or its authorized representatives as reasonably required in connection with any legal proceedings against or governmental investigation of such Party or in connection with any tax examination of such Party, provided that the Party shall not be entitled to any such records in connection with any dispute between such Party and the other Party arising out of or relating to this Agreement.

                 9.3 Interim Operations. From the date hereof until the Closing Date, except as otherwise consented to or approved in writing by the other Party or as required by this Agreement, each Party shall conduct the business of the Stations and use the Transferred Assets only in the ordinary course of business, consistent with past practices, which shall include compliance in all respects with all laws, regulations and administrative orders of any Federal, state or local governmental authority that are applicable to each party with respect to the Transferred Assets or the operation of the Stations, with the intent of preserving the ongoing operations of the Stations and the Transferred Assets. Without limiting the generality of the foregoing, and in each case subject to the terms of the Time Brokerage Agreements:

                          9.3.1 Each Party shall: (i) maintain the Transferred
Assets in their present condition (reasonable wear and tear in normal use excepted); (ii) remove, cure and correct prior to the Closing any violations under applicable statutes, rules or regulations that render (or if unremedied would render) inaccurate such Party's representations and warranties contained in this Agreement or in any certificate delivered by such Party pursuant to this Agreement; (iii) maintain its existing insurance coverage on the Stations and the Transferred Assets listed on Schedules 7.13 and 8.13; and (iv) maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods.

                          9.3.2 Neither Party shall, without the other Party's
prior written consent, create, assume or permit to exist any Lien upon the Transferred Assets (other than the Liens set forth on Schedules 7.10 and 7.11 or 8.10 and 8.11 hereto and not required to be discharged on or prior to the Closing Date pursuant to the terms of this Agreement or Liens in existence on the date hereof which will be removed on or prior to the Closing Date.

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                          9.3.3 Neither Party shall sell or agree to sell or
otherwise dispose of any of the Transferred Assets, unless such sale or disposal occurs in the ordinary course of business, consistent with past practices and such Transferred Assets are replaced with similar assets of equal or greater value and utility.

                          9.3.4 AKMG shall operate KKTV and Benedek shall
operate KCOY in all respects in accordance with the KKTV FCC Licenses and KCOY FCC Licenses, respectively, and any other material governmental licenses, permits and other authorizations listed on Schedules 7.4 or 8.4 and will take all reasonable actions to preclude the suspension, revocation, or adverse modification of such licenses, permits and other authorizations. The Parties will not take any action, by commission or omission, which would cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or adverse modification of any of said licenses, permits and authorizations, or fail to prosecute with due diligence any pending application to any governmental authority, or take any action within its control which would result in the Stations being in non-compliance with the requirements of the Communications Act of 1934, as amended, or the rules and regulations of the FCC material to the transactions contemplated by this Agreement.

                 9.4 Employees of the Stations. Except as contemplated by the Time Brokerage Agreements, for a period commencing on the Commencement Date and continuing for one year after the Closing Date, neither AKMG nor Benedek will directly or indirectly solicit for employment any of the employees of KKTV or KCOY, respectively. AKMG acknowledges that the current general manager of KCOY may be retained by Benedek during the term of the Time Brokerage Agreements and after the Closing, and Benedek acknowledges that the current general manager of KKTV may be retained by AKMG during the term of the Time Brokerage Agreements and after the Closing.

                 9.5 Compliance. Each Party shall use its best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

                 9.6 Compliance with Laws. Each Party will comply in all material respects with all rules and regulations of the FCC, and with all other applicable laws, rules, ordinances and regulations to which it is subject. Upon receipt of notice of violation of any of such laws, rules, ordinances and regulations, such Party shall use its reasonable best efforts to contest in good faith or to cure such violation prior to the Closing Date. Each Party will file with the FCC, when due, all ownership reports, renewal applications, financial reports and other documents required to be filed between the date of this Agreement and the Closing Date, and all such reports, applications and documents will be true and correct to the best of such Party's knowledge and will comply with the Communications Act of 1934, as amended, and the rules and regulations of the FCC.

                 9.7 No Solicitation. AKMG shall not, directly or indirectly,
(i) solicit, elicit, encourage or initiate any discussions or negotiations with or provide any information to any person (other than Benedek, or representatives or associates of Benedek) concerning or in connection with sale of the KKTV Assets, or (ii) except as required by law or in connection with the transactions contemplated by this Agreement, disclose any information not customarily disclosed to any Person concerning the business and assets of KKTV, or afford to any other Person access to the properties, books and records of KKTV or

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otherwise assist any Person in connection with any of the foregoing, and AKMG shall promptly notify Benedek of any substantial proposal, inquiry or offer relating to any of the foregoing matters. Benedek shall not, directly or indirectly, (i) solicit, elicit, encourage or initiate any discussions or negotiations with or provide any information to any person (other than AKMG, or representatives or associates of AKMG) concerning or in connection with sale of the KCOY Assets, or (ii) except as required by law or in connection with the transactions contemplated by this Agreement, disclose any information not customarily disclosed to any Person concerning the business and assets of KCOY, or afford to any other Person access to the properties, books and records of KCOY or otherwise assist any Person in connection with any of the foregoing, and Benedek shall promptly notify AKMG of any substantial proposal, inquiry or offer relating to any of the foregoing matters.

                 9.8 Payment of Taxes. Except as otherwise provided in the Time Brokerage Agreements, AKMG shall be responsible for all Federal, state, county, local, income, property, sales, use, intangibles and other taxes attributable to the operation or ownership of KKTV and the KKTV Assets and Benedek shall be responsible for all Federal, state, county, local, income, property, sales, use, intangibles and other taxes attributable to the operation or ownership of KCOY and the KCOY Assets for the period between the date hereof and the Closing. Each of AKMG and Benedek shall pay or otherwise discharge 50% of all sales and use taxes and transfer, deed, documentary stamp and other recordation taxes or charges arising out of the transfer of the KKTV Assets and KCOY Assets, respectively.

                 9.9 FCC Consent. The Parties shall diligently prosecute the FCC Applications and use all reasonable efforts to obtain the FCC Consents as promptly and expeditiously as possible. The Parties shall not intentionally take or omit to take any action that will cause the FCC to deny, delay or fail to approve the FCC Applications or cause the FCC Consents not to become Final Orders.

                 9.10 Time Brokerage Agreements. Anything to the contrary contained in this Agreement notwithstanding, neither Party shall be deemed to have breached or failed to comply with any of its covenants under this Agreement with respect to the Station owned by it if such breach or failure is due or caused by any act, omission or instruction of the other Party under or in connection with the applicable Time Brokerage Agreement or any activities or transactions in furtherance thereof or in connection therewith.

         10.     Conditions of Closing.

                 10.1 Obligation of Benedek to Close. The obligation of Benedek to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by Benedek:

                          10.1.1 Representations. The representations and
warranties of AKMG in this Agreement shall be true and correct when made, except where the failure to be true and correct would not have a Material Adverse Effect upon KKTV or upon the ability of AKMG to consummate the transactions contemplated hereby, and, except for changes permitted by this Agreement and representations and warranties made as of a specific date, shall also be true and correct on and as of the Closing Date, except where the failure to be true and correct would not have a Material Adverse Effect upon KKTV or upon the ability of AKMG to consummate the transactions contemplated hereby, and except in each case for changes or failures to be true and correct arising out of in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KKTV or any act or omission or instruction

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




by Benedek in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and Benedek shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of AKMG.

                          10.1.2 Covenants. Each of the agreements and covenants
of AKMG to be performed under this Agreement at or prior to the Closing Date shall have been duly performed in all material respects, in each case except for failures arising out of, in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KKTV or any act or omission or instruction by Benedek in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and Benedek shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of AKMG.

                          10.1.3 No Injunction. No injunction or restraining
order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state or local statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

                          10.1.4 Consents. All necessary consents of any Persons
to the transfer of AKMG's interest in the contracts, agreements and commitments constituting Assumed Liabilities that are set forth on Schedule 10.1.4 shall have been obtained and delivered to Benedek.

                          10.1.5 KKTV FCC Licenses. AKMG shall be the holder of
the KKTV FCC Licenses and all other material governmental licenses, permits and other authorizations listed on Schedule 7.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a Material Adverse Effect on KKTV or the conduct of its business and operations. No proceeding shall be pending (other than rule making proceedings of general applicability to the broadcast industry) which seeks or the effect of which could be to revoke, cancel, fail to renew, suspend or modify materially and adversely any of the KKTV FCC Licenses or any other material governmental licenses, permits or other authorizations listed on Schedule 7.4.

                          10.1.6 Governmental Consents. All consents,
authorizations, orders or approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body (including as contemplated by Section 6) which are required for or in connection with the execution, delivery and performance of this Agreement by AKMG and the consummation of the transactions contemplated hereby, and in order to permit or enable Benedek to conduct after the Closing a business substantially similar to KKTV as conducted by AKMG as of the date hereof, shall have been duly obtained or made.

                          10.1.7 Instruments of Transfer. Benedek shall have
received the deeds, bills of sale, endorsements, assignments, drafts, checks and other documents of transfer, conveyance and assignment contemplated by Section
2.5 valid to transfer all of AKMG's right, title and interest in and to the KKTV Assets to Benedek and to vest in Benedek good, marketable and insurable title to the KKTV Assets, subject only to the Liens set forth on Schedules 7.10 and 7.11 hereto and not required to be discharged (in the manner herein provided) on or prior to the Closing Date pursuant to the terms of this Agreement.

                          10.1.8 Assumption Agreements. AKMG shall have executed
and delivered the instruments of assumption contemplated by Section 3.2 hereof.

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                          10.1.9 Books of Account. Benedek shall have received
AKMG's books of account, records, leases, indentures, contracts, agreements, evidences of indebtedness, securities, correspondence and other documents pertaining to the KKTV Assets and KKTV. Unless otherwise requested by Benedek, delivery of the foregoing shall not be effected by physical delivery at the Closing but by surrendering access to the premises containing the foregoing to Benedek.

                          10.1.10 Resolutions. Benedek shall have received a
certified copy of resolutions duly adopted by the board of directors of AKMG authorizing and approving the transfer of the KKTV Assets and performance by AKMG of its obligations hereunder and the other documents and instruments to be executed and delivered in connection herewith.

                          10.1.11 Opinions of Counsel to AKMG. Benedek shall
have received opinions of Graham & Dunn PC, counsel to AKMG, Rubin, Winston, Diercks, Harris & Cooke, LLP, FCC counsel to AKMG, and local counsel to AKMG in Colorado, dated the Closing Date, addressed to Benedek and, if so requested by Benedek, to lenders to Benedek under its Amended and Restated Credit Agreement dated as of December 17, 1997, covering the matters set forth in Exhibits C-1, C-2 and C-3, respectively, attached hereto, which opinions shall be in form and substance acceptable to Benedek's counsel.

                          10.1.12 Hart-Scott-Rodino Compliance. If applicable,
the parties shall have filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice complete and accurate notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act. With respect to the HSR Act, neither such agency shall have instituted or threatened to institute an action in connection with the transactions contemplated by this Agreement and all waiting periods required to expire under the HSR Act, including any extension thereof, shall have expired or been terminated prior to the Closing Date.

                          10.1.13 Environmental Condition. If Benedek elects
within 30 days after the date of this Agreement to conduct an environmental audit of the real property owned or leased by AKMG with respect to KKTV, Benedek shall have received from a qualified inspector selected by Benedek, a certification substantially to the effect that no environmental conditions exist at any of the real property owned or leased by AKMG with respect to KKTV which could reasonably be expected to result in remediation costs in excess of $25,000; provided, however, that in the event that such estimated remediation costs exceed $25,000, this Section 10.1.13 shall be deemed satisfied if AKMG agrees to pay any remediation costs in excess of $25,000 and makes arrangements reasonably satisfactory to Benedek for the payment thereof; and further provided that, with respect to any real property leased by AKMG which is subject to any such remediation, AKMG shall have received any required consent of the owner of the property.

                          10.1.14 Further Documents. Benedek shall have received
from AKMG such further certificates and documents relating to KKTV as shall have been reasonably requested by Benedek.

                 10.2 Obligation of AKMG to Close. The obligation of AKMG to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by
AKMG:

                          10.2.1 Representations. The representations and
warranties of Benedek in this Agreement shall be true and correct when made, except where the failure to be true and correct would not have a Material Adverse Effect upon KCOY or upon the ability of Benedek to consummate the transactions

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contemplated hereby, and, except for changes permitted by this Agreement and representations and warranties made as of a specific date, shall also be true and correct on and as of the Closing Date, except where the failure to be true and correct would not have a Material Adverse Effect upon KCOY or upon the ability of Benedek to consummate the transactions contemplated hereby, and except in each case for changes or failures to be true and correct arising out of in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KCOY or any act or omission or instruction by AKMG in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and AKMG shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of Benedek.

                          10.2.2 Covenants. Each of the agreements and covenants
of Benedek to be performed under this Agreement at or prior to the Closing Date shall have been duly performed in all material respects, in each case except for failures arising out of, in connection with or as a result of any matter or transaction contemplated by the Time Brokerage Agreement pertaining to KCOY or any act or omission or instruction by AKMG in the course of its authority or activities under or in connection with such Time Brokerage Agreement; and AKMG shall have received a certificate to that effect dated the Closing Date and executed by an appropriate officer of Benedek.

                          10.2.3 No Injunction. No injunction or restraining
order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

                          10.2.4 Consents. All necessary consents of any Persons
to the transfer of Benedek's interest in the contracts, agreements and commitments constituting Benedek Assumed Liabilities that are set forth on
Schedule 10.2.4 shall have been obtained and delivered to AKMG.

                          10.2.5 KCOY FCC Licenses. BLC shall be the holder of
the KCOY FCC Licenses and all other material governmental licenses, permits and other authorizations listed on Schedule 8.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a Material Adverse Effect on KCOY or the conduct of its business and operations. No proceeding shall be pending (other than rule making proceedings of general applicability to the broadcast industry) which seeks or the effect of which could be to revoke, cancel, fail to renew, suspend or modify materially and adversely any of the KCOY FCC Licenses or any other material governmental licenses, permits or other authorizations listed on Schedule 8.4.

                          10.2.6 Governmental Consents. All consents,
authorizations, orders or approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body (including as contemplated by Section 6) which are required for or in connection with the execution, delivery and performance of this Agreement by Benedek and the consummation of the transactions contemplated hereby, and in order to permit or enable AKMG to conduct after the Closing a business substantially similar to KCOY as conducted by Benedek as of the date hereof, shall have been duly obtained or made.

                          10.2.7 Instruments of Transfer. AKMG shall have
received the deeds, bills of sale, endorsements, assignments, drafts, checks and other documents of transfer, conveyance and assignment contemplated by Section
2.5 valid to transfer all of Benedek's right, title and interest in and to the KCOY

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Assets to AKMG and to vest in AKMG good, marketable and insurable title to the
KCOY Assets, subject only to the Liens set forth on Schedules 8.10 and 8.11 hereto and not required to be discharged (in the manner herein provided) on or prior to the Closing Date pursuant to the terms of this Agreement.

                          10.2.8 Assumption Agreements. Benedek shall have
executed and delivered the instruments of assumption contemplated by Section 3.2 hereof.

                          10.2.9 Books of Account. AKMG shall have received
Benedek's books of account, records, leases, indentures, contracts, agreements, evidences of indebtedness, securities, correspondence and other documents pertaining to the KCOY Assets and KCOY. Unless otherwise requested by AKMG, delivery of the foregoing shall not be effected by physical delivery at the Closing but by surrendering access to the premises containing the foregoing to AKMG.

                          10.2.10 Resolutions. AKMG shall have received a
certified copy of resolutions duly adopted by the board of directors of Benedek authorizing and approving the transfer of the KCOY Assets and performance by Benedek of its obligations hereunder and the other documents and instruments to be executed and delivered in connection herewith.

                          10.2.11 Opinion of Counsels to Benedek. AKMG shall
have received an opinion of Shack & Siegel, P.C., counsel to Benedek, Covington & Burling, FCC counsel to Benedek, and Kirk & Simas, local counsel to Benedek in California, dated the Closing Date, addressed to AKMG, covering the matters set forth in Exhibits D-1, D-2 and D-3, respectively, attached hereto, which opinions shall be in form and substance acceptable to AKMG's counsel.

                          10.2.12 Hart-Scott-Rodino. If applicable, the parties
shall have filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice complete and accurate notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act. With respect to the HSR Act, neither such agency shall have instituted or threatened to institute an action in connection with the transactions contemplated by this Agreement and all waiting periods required to expire under the HSR Act, including any extension thereof, shall have expired or been terminated prior to the Closing Date.

                          10.2.13 Environmental Condition. If AKMG elects within
30 days after the date of this Agreement to conduct an update to the environmental audit of the real property owned or leased by Benedek with respect to KCOY, AKMG shall have received from a qualified inspector selected by AKMG, an update to the certification done by Professional Service Industries, Inc. substantially to the effect that no environmental conditions exist at any of the real property owned or leased by Benedek with respect to KCOY which could reasonably be expected to result in remediation costs in excess of $25,000; provided, however, that in the event that such estimated remediation costs exceed $25,000, this Section 10.2.13 shall be deemed satisfied if Benedek agrees to pay any remediation costs in excess of $25,000 and makes arrangements reasonably satisfactory to AKMG for the payment thereof; and further provided that, with respect to any real property leased by Benedek which is subject to any such remediation, Benedek shall have received any required consent of the owner of the property.

                          10.2.14 Further Documents. AKMG shall have received
from Benedek such further certificates and documents relating to KCOY as shall have been reasonably requested by AKMG.

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                          10.2.15 Receipt of Purchase Price Payable at Closing.
AKMG shall have received a certified or bank cashier's check or wire transfer in the amount of the Closing Payment to be paid at the Closing.

         11.     Remedies for Breach.

                 11.1 Declining to Close. If a Party shall be entitled to decline to close, and shall decline to close, the transactions contemplated by this Agreement, such Party shall have no liability to the other Party under or in any way by reason hereof and such Party shall, subject to the terms and conditions of this Agreement, have all such rights and remedies against the other Party as may be available to it in law or equity or otherwise.

                 11.2 Election to Close. If a Party shall be entitled to decline to close the transactions contemplated by this Agreement but such Party shall elect nevertheless to close, such Party shall not be deemed to have waived any claims of any nature arising from the failure of the other Party to comply with any of the terms and conditions of this Agreement and such Party shall, subject to the terms and conditions of this Agreement, have all such rights and remedies against the other Party as may be available to it at law or in equity or otherwise. If such Party elects to close the transactions contemplated by this Agreement and the other Party wrongfully refuses to do so, or if the other Party fails, or if a failure by the other Party is threatened, to comply with any of their covenants and agreements contained in this Agreement, then, in addition to all other remedies which may be available to it, such Party shall be entitled to injunctive and other equitable relief, including, without limitation, specific performance, and shall be entitled to recover from the other Party its loss, costs and expenses, including reasonable attorneys' fees incurred by such Party in securing such injunctive or equitable relief.

                 11.3 Remedies Cumulative. Except as otherwise set forth in
Section 11.3 hereof, the specific remedies to which any party may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled in case of any breach, threatened breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made hereunder or relating hereto or by reason of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect.

         12. Termination Rights. This Agreement may be terminated by either Party, if not then in material default, upon written notice to the other upon the occurrence of any of the following:

                 12.1 If the exchange of the Transferred Assets pursuant to this Agreement shall not have been effected within nine months after the date that the FCC accepts the latter of the two FCC Applications for filing;

                 12.2 If any Party defaults in any material respect in the observance or in the due and timely performance of any of its covenants herein contained other than the obligation to close on the Closing Date; provided, however, that termination pursuant to this paragraph shall not be effective unless the terminating party shall have given to the Party in default at least 30 days advance notice of its claim of default so as to afford the other Party the opportunity to cure; or

                 12.3 If at the Closing any of the conditions precedent to the obligations of the Parties set forth in this Agreement have not been satisfied or waived by the respective Party.

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         13. Indemnification of the Parties.

                 13.1 Indemnification by AKMG. AKMG shall defend and promptly indemnify Benedek, and save and hold it harmless from, against, for and in respect of and pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by Benedek by reason of: (i) any and all obligations and liabilities of AKMG, other than the Assumed KKTV Liabilities; (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by AKMG hereunder or under any document or instrument relating hereto or executed pursuant hereto;
(iii) the operation of KKTV by AKMG for all periods prior to the Closing (other than the Assumed KKTV Liabilities); (iv) any representation or warranty by AKMG contained herein being untrue or incorrect in any respect; (v) any act, omission or instruction by AKMG under or in connection with the Time Brokerage Agreement pertaining to KCOY or any activities or transactions in furtherance thereof or in connection therewith; or (vi) any liability or obligation of AKMG for Federal, state, local or other taxes; provided, however, that AKMG shall be required to indemnify and hold Benedek harmless under clause (iv) of this
Section 13.1 only if and to the extent the aggregate amount of such Losses exceeds $100,000. For purposes of determining whether an event under clause (iv) of this Section 13.1 has occurred for which indemnification may be sought, any requirement in any representation or warranty contained herein that an event or fact be material or have a Material Adverse Effect on KKTV in order for such event or fact to constitute a misrepresentation or a breach of such warranty or representation shall be disregarded in determining if the aggregate Losses resulting from all such breaches and misrepresentations exceeds $100,000.

                 13.2 Indemnification by Benedek. Benedek shall defend and promptly indemnify AKMG, and save and hold it harmless from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by AKMG by reason of: (i) any and all obligations and liabilities of Benedek, other than the Assumed KCOY Liabilities; (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by Benedek hereunder or under any document or instrument relating hereto or executed pursuant hereto; (iii) the operation of KCOY by Benedek for all periods prior to the Closing (other than the Assumed KCOY Liabilities); (iv) any representation or warranty by Benedek contained herein being untrue or incorrect in any respect; (v) any act, omission or instruction by Benedek under or in connection with the Time Brokerage Agreement pertaining to KKTV or any activities or transactions in furtherance thereof or in connection therewith; or
(vi) any liability or obligation of Benedek for Federal, state, local or other taxes; provided, however, that Benedek shall be required to indemnify and hold AKMG harmless under clause (iv) of this Section 13.2 only if the aggregate amount of such Losses exceeds $100,000. For purposes of determining whether an event under clause (iv) of this Section 13.2 has occurred for which indemnification may be sought, any requirement in any representation or warranty contained herein that an event or fact be material or have a Material Adverse Effect on KCOY in order for such event or fact to constitute a misrepresentation or a breach of such warranty or representation shall be disregarded in determining if the aggregate Losses resulting from all such breaches and misrepresentations exceeds $100,000.

                 13.3 Procedures. For purposes of this Section, the Party entitled to indemnification shall be known as the "Injured Party" and the party required to indemnify shall be known as the "Other Party." In the event that the Other Party shall be obligated to the Injured Party pursuant to this Section or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the

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Other Party may become obligated to the Injured Party hereunder, the Injured
Party shall give prompt written notice to the Other Party of the occurrence of such event. The Other Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding with counsel chosen by the Other Party at the Other Party's own cost and expense. The Other Party may settle or compromise any such suit, action, investigation, claim or proceeding at its sole cost and expense; provided, that the Other Party shall have obtained from any third party claimant an unconditional release of the Injured Party. The Injured Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Other Party fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Other Party, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                 13.4 Limitation. Except for any claim for indemnification arising from a claim by the United States of America, the State of California, the State of Colorado, or any other governmental unit, body or agency with taxing authority relating to taxes or interest or penalties in connection therewith, no party shall be entitled to indemnification hereunder with respect to the breach of any representation or, warranty contained herein unless such claim for indemnification is asserted in writing to the party from whom indemnification is sought within one year after the Closing Date.

                 13.5 Survival of Representations and Warranties. Notwithstanding any right of a Parties and its representatives fully to investigate the affairs of the other Party and the Stations and, except as otherwise provided in Section 11.2 hereof, notwithstanding any knowledge of facts determined or determinable by a Party and its representatives pursuant to such investigation or right of investigation, each Party has the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement. Subject to Section 13.4 hereof, all such representations warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder.

         14. Brokers. The Parties covenant and represent to each other that they had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other Person is entitled to receive any broker's commissions or finder's fee or similar compensation in connection with any such transaction. Each of the parties agrees to defend, indemnify and hold harmless the other from, against, for and in respect of any and all losses sustained by the other as a result of any liability or obligation to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such party with any Person whatsoever.

         15.     Miscellaneous.

                 15.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties (and supersedes any prior understanding of the parties) with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

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                 15.2 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, hand delivery or overnight delivery service or sent by telephone facsimile as follows:

                          If to Benedek, at:

                          Benedek Broadcasting Corporation
                          100 Park Avenue
                          Rockford, Illinois 61101
                          Telephone:    (815) 987-5350
                          Facsimile:    (815) 987-5335
                          Attention:    President

                          With a copy to:

                          Shack & Siegel, P.C.
                          530 Fifth Avenue
                          New York, New York 10036
                          Telephone:    (212) 782-0700
                          Facsimile:    (212) 730-1964
                          Attention:    Paul S. Goodman, Esq.

                          If to AKMG, at:

                          AK Media Group, Inc.
                          1301 Fifth Avenue, Suite 4000
                          Seattle, Washington  98101
                          Telephone:    (206) 624-2888
                          Facsimile:    (206) 623-7853
                          Attention:    Mr. Denis M. Curley

                          With a copy to:

                          Rubin, Winston, Diercks, Harris & Cooke, LLP
                          1333 New Hampshire Avenue, N.W., Suite 1000
                          Washington, D.C.  20036
                          Telephone:    (202) 861-0870
                          Facsimile:    (202) 429-0657
                          Attention:    James L. Winston, Esq.

or at such other address as any party may specify by notice given to other party in accordance with this Section. The date of the giving of any notice sent by mail shall be three business days following the date of the posting of the mail, if delivered in person, the date delivered in person or the next business day following delivery to an overnight delivery service or the date sent by telephone facsimile.

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                 15.3 Public Announcement. Except for any disclosures or
announcements which a Party shall be required to make pursuant to the Communications Act of 1934, as amended, or the rules and regulations of the FCC, or disclosures or announcements required to be made pursuant to the rules and regulations of the Securities and Exchange Commission or any other Federal or state governmental agency, the Parties will jointly prepare and determine the timing of any press release or other announcement to the public (including any announcement to the employees of the Stations) concerning the execution of this Agreement and the transactions contemplated herein. Except as provided for in the preceding sentence, no Party hereto will issue any press release or make any other public announcement relating to the execution of this Agreement or the transactions contemplated herein, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party hereto.

                 15.4 No Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

                 15.5 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

                 15.6 Consent to Jurisdiction. Each Party hereby consents to the jurisdiction and venue of the Courts of the State of New York located in the County of New York, the United States District Court for the Southern District of New York and the District Court of the District of Columbia with respect to any matter relating to this Agreement and performance of the parties' obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties' obligations thereunder and each Party hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York, County of New York, the Southern District of New York or the District of Columbia by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 15.2 hereof, provided that a reasonable time, not less than 30 days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules.

                 15.7 Expenses. Except as otherwise provided herein, the Parties shall each bear their own costs and expenses in connection with this transaction.

                 15.8 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party hereto.

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                 15.9 Headings. The headings or captions under sections of this
Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

                 15.10 Counterparts. This Agreement may be executed in one or more counterparts each of which when taken together shall constitute one agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                          BENEDEK BROADCASTING CORPORATION

                                          By:  /s/ K. James Yager
                                               ---------------------------
                                               Name:   K. James Yager
                                               Title:  President

                                          BENEDEK LICENSE CORPORATION

                                          By:  /s/ K. James Yager
                                               ---------------------------
                                               Name: K. James Yager
                                               Title: President

                                          AK MEDIA GROUP, INC.

                                          By:  /s/ Denis Curley
                                               ----------------------------
                                                Name: Denis Curley
                                                Title: Secretary/Treasurer

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